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TABLE OF CONTENTS

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN THE PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE NASDAQ STOCK MARKET, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

THE NASDAQ STOCK MARKET, INC.
One Liberty Plaza
New York, New York 10006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 22, 2002

        To the holders (the "Stockholders") of the common stock, par value $0.01 per share (the "Common Stock") and Series B Preferred Stock, par value $0.01 per share (the "Series B Stock") of The Nasdaq Stock Market, Inc., a Delaware corporation ("Nasdaq"):

        Please take notice that an Annual Meeting of Stockholders (the "Annual Meeting") of Nasdaq will be held at the Nasdaq MarketSite, 43rd Street and Broadway, New York, New York, on May 22, 2001, at 10:00 a.m., local time, for the following purposes, all as more fully described in the attached Proxy Statement:

  1.
  To elect six Class 2 directors.

  2.
  To amend Nasdaq's Restated Certificate of Incorporation (i) to grant holders of Nasdaq's 4.0% convertible subordinated notes due 2006 (the "Subordinated Notes") the right to vote with the holders of Common Stock and Series B Stock on matters submitted to Stockholder vote, and (ii) to make holders of the Subordinated Notes and holders of voting preferred stock subject to the same 5% voting limitation that currently applies to holders of Common Stock;

  3.
  To amend The Nasdaq Stock Market, Inc. Equity Incentive Plan (the "Equity Plan") to increase the number of shares of Common Stock available for the grant of Common Stock options and other Common Stock awards under the Equity Plan;

  4.
  To ratify the appointment of Ernst & Young LLP as Nasdaq's independent auditors for the fiscal year ending December 31, 2002;

  5.
  To transact such other business as may come before the Annual Meeting or any adjournment or postponement thereof.

        Stockholders are urged to read carefully the attached Proxy Statement for additional information concerning the matters to be considered at the Annual Meeting. The Board of Directors of Nasdaq has fixed the close of business on March 28, 2002 as the record date (the "Record Date") for the determination of Stockholders entitled to vote at the Annual Meeting. Only Stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof. A list of these Stockholders will be available at Nasdaq's principal executive offices, One Liberty Plaza, New York, New York, and at the Nasdaq Market Site, 43rd Street and Broadway, New York, New York, at least 10 days before the Annual Meeting.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE RESPECTFULLY URGE YOU TO PROMPTLY VOTE YOUR SHARES OF NASDAQ COMMON STOCK AND SERIES B STOCK IN ONE OF THE FOLLOWING WAYS:

  •
  MARK, SIGN, DATE, AND PROMPTLY RETURN your enclosed proxy card in the postage-paid envelope;

  •
  USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this call is toll-free in the United States and Canada); or

  •
  VISIT THE WEBSITE address shown on your proxy card to vote through the Internet.

        IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY VOTED YOUR SHARES.

By Order of the Board of Directors,

Hardwick Simmons Chairman of the Board

New York, New York
May 6, 2002

TABLE OF CONTENTS

THE ANNUAL MEETING
PROPOSAL I: ELECTION OF DIRECTORS
PROPOSAL II: AMEND NASDAQ'S RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL III: AMEND NASDAQ'S EQUITY INCENTIVE PLAN
PROPOSAL IV: RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS
ANNEX A: AUDIT COMMITTEE CHARTER
ANNEX B: AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
ANNEX C: AMENDMENT TO EQUITY INCENTIVE PLAN
ANNEX D: THE NASDAQ STOCK MARKET, INC. EQUITY INCENTIVE PLAN

THE NASDAQ STOCK MARKET, INC.
One Liberty Plaza
New York, New York 10006

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2002

        This Proxy Statement and the accompanying proxy card are being furnished to the holders (the "Stockholders") of the common stock, par value $0.01 per share (the "Common Stock") and Series B Preferred Stock, par value $0.01 per share (the "Series B Stock" and together with the Common Stock, the "Nasdaq Shares"), of The Nasdaq Stock Market, Inc., a Delaware corporation ("Nasdaq" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of Nasdaq (the "Board of Directors" or the "Nasdaq Board") for use in voting at the Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and any and all adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy card are first being mailed or delivered to the Stockholders on or about May 6, 2002.

THE ANNUAL MEETING

        Date, Time, and Place.    The Annual Meeting is scheduled to be held at the Nasdaq MarketSite, 43rd Street and Broadway, New York, New York, on May 22, 2002, at 10:00 a.m. local time.

        Purpose.    At the Annual Meeting, the Stockholders will be asked to consider and vote upon each of the following matters:

  1.
  To elect six class 2 directors.

  2.
  To amend Nasdaq's Restated Certificate of Incorporation (the "Certificate of Incorporation") (i) to grant holders of Nasdaq's 4.0% convertible subordinated notes due 2006 (the "Subordinated Notes") the right to vote with the holders of Nasdaq Shares on matters submitted to Stockholder vote, and (ii) to make holders of the Subordinated Notes and holders of voting preferred stock subject to the same 5% voting limitation that currently applies to holders of Common Stock;

  3.
  To amend The Nasdaq Stock Market, Inc. Equity Incentive Plan (the "Equity Plan") to increase the number of shares of Common Stock available for the grant of Common Stock options and other Common Stock awards under the Equity Plan;

  4.
  To ratify the appointment of Ernst & Young LLP as Nasdaq's independent auditors for the fiscal year ending December 31, 2002;

  5.
  To transact such other business as may come before the Annual Meeting or any adjournment or postponement thereof.

        Who Can Vote.    Only Stockholders of record on the books of Nasdaq at the close of business on March 28, 2002 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On that date, there were outstanding 78,439,660 shares of Common Stock and one share of Series B Stock. The one share of Series B Stock is owned by the National Association of Securities Dealers, Inc., (the "NASD"). The enclosed proxy card shows the number of Nasdaq Shares that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties. Holders of the Subordinated Notes will not be entitled to vote at the Annual Meeting.

        Quorum.    A quorum must be present in person or by proxy at the Annual Meeting. The holders of a majority of the votes that Stockholders are entitled to cast constitutes a quorum. If you have returned valid proxy instructions or attend the meeting in person, your Nasdaq Shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. Abstentions and "broker non-votes" (shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter) are counted for determining whether there is a quorum.

        How Votes Are Counted.    Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter that may be brought before the Annual Meeting, subject to the 5% voting limitation contained in the Certificate of Incorporation. The share of Series B Stock is entitled to a number of votes that, together with all other votes entitled to be cast by the holder of the Series B Stock, is equal to one vote more than one-half of all votes entitled to be cast by all Stockholders as of the Record Date. Nasdaq Shares (Common Stock and Series B Stock) vote together as a single class. As a result, the affirmative vote by the NASD of the Nasdaq Shares that it controls in favor of the proposals being submitted for approval of the Stockholders at the Annual Meeting will result in approval of such proposals, with the exception of the proposal to amend the Certificate of Incorporation, which requires the affirmative votes of the holders of 66 2/3% of the total number of the votes of the Nasdaq Shares entitled to vote on that proposal.

        Required Vote.    If a quorum is present at the Annual Meeting, the six nominees for director receiving the greatest number of votes (a plurality) will be elected. Abstentions and broker non-votes will not be considered in determining whether director nominees have received the requisite number of affirmative votes. For each of the remaining proposals, approval will require the affirmative votes of the holders of a majority of the total number of the votes of the Nasdaq Shares present at the Annual Meeting and entitled to vote on the proposal, except for the proposal to amend the Certificate of Incorporation, which requires the affirmative votes of the holders of 66 2/3% of the total number of the votes of the Nasdaq Shares entitled to vote on that proposal. For each of these proposals, abstentions will have the effect of a vote "Against" such proposal, and broker non-votes, although counted for purposes of determining the presence of a quorum, will have the effect of a vote neither for nor against such proposal (except for the proposal to amend the Certificate of Incorporation, where broker non-votes will have the effect of a vote against such proposal).

        Form of Proxy.    The proxy provides that each Stockholder may vote his or her Nasdaq Shares "For" the director nominees or to "Withhold Authority" for the individual nominees or for all of the nominees, and may vote "For" or "Against" or "Abstain" from voting with respect to each of the other proposals.

        Voting by Proxy Holders.    If you hold your Nasdaq Shares in your name as a holder of record, you may instruct the proxy holders how to vote your Nasdaq Shares by using the toll-free telephone number, the Internet website listed on the proxy card or by signing, dating, and mailing the proxy card in the postage paid envelope that we have provided to you. Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Nasdaq Shares as provided by those instructions. IF YOU RETURN A SIGNED PROXY WITHOUT SPECIFIC VOTING INSTRUCTIONS, YOUR NASDAQ SHARES WILL BE VOTED BY THE PROXY HOLDERS FOR THE ELECTION OF THE DIRECTORS AND FOR THE OTHER PROPOSALS SET FORTH HEREIN. If your Nasdaq Shares are held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter, you will receive instructions from your nominee, which you must follow to have your Nasdaq Shares voted. The broker, bank or other nominee may only vote the Nasdaq Shares that it holds for you as provided by your instructions.

        Vote by Telephone.    You can vote your Nasdaq Shares by telephone by dialing, at no cost to you, the toll-free number printed on your proxy card. Telephone voting is available 24 hours a day until 4 p.m. (E.D.T) on May 21, 2002. You must enter your control number (printed on your proxy card above your name). You will then receive easy-to-follow voice prompts allowing you to vote your Nasdaq Shares and to confirm that your instructions have been properly recorded. If you are located outside the United States and Canada, you should use the collect calling option printed on your proxy card. If you vote by telephone, you do not need to return your proxy card.

        Vote by Internet.    You can also choose to vote through the Internet. The website address for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 4 p.m. (E.D.T) on May 21, 2002. As with telephone voting, you must enter your control number (printed on the proxy card above your name) and you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote through the Internet, you do not need to return your proxy card.

        Vote by Mail.    If you choose to vote by mail, simply mark your proxy card, sign and date it, and return it in the postage-paid envelope provided.

        Voting on Other Matters.    Nasdaq is not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters not described in the Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your Nasdaq Shares. If the meeting is adjourned or postponed, your Nasdaq Shares may be voted by the proxy holders on the new meeting date as well, unless you have revoked your proxy instructions before that date.

        How to Revoke Your Proxy Instructions.    To revoke your proxy instructions, you must (1) so advise Nasdaq's Corporate Secretary, Joan C. Conley, c/o The Nasdaq Stock Market, Inc., One Liberty Plaza, New York, New York, 10006, in writing before your Nasdaq Shares have been voted by the proxy holders at the meeting, (2) deliver to Nasdaq's Corporate Secretary before the date of the Annual Meeting your revised proxy instructions or (3) attend the meeting and vote your Nasdaq Shares in person.

        Cost of This Proxy Solicitation.    Nasdaq will pay the cost of its proxy solicitation. Nasdaq will, upon request, reimburse brokers, banks, and other nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. Some of Nasdaq's employees may also solicit Stockholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this.

        Attending the Annual Meeting.    If you are a holder of record and you plan to attend the Annual Meeting, please indicate this when you vote. If you are a beneficial owner of Nasdaq Shares held by a bank, broker or other nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the bank, broker, or other nominee are examples of proof of ownership. If you want to vote in person your Nasdaq Shares held in street name, you will have to obtain a proxy, executed in your favor, from the holder of record.

PROPOSAL I

ELECTION OF DIRECTORS

        The business and affairs of Nasdaq are managed under the direction of the Board of Directors. The Certificate of Incorporation establishes a classified Board of Directors, divided into three classes having staggered terms of three years each. Pursuant to the Certificate of Incorporation and Nasdaq's By-Laws, the Board of Directors may determine the total number of directors. The Board of Directors currently consists of six Class 1 directors, six Class 2 directors, and six Class 3 directors. However, the Board of Directors has increased the size of the Board of Directors from 18 to 21, increasing the size of each Class by one, effective immediately following the Annual Meeting. The Board of Directors has elected H. Furlong Baldwin as a Class 1 director, Sir Martin Sorrell as a Class 2 director, and Richard C. Romano as a Class 3 director to fill the three new board seats, effective upon such increase in the size of the Board of Directors.

        The current term of the Class 2 directors expires at the Annual Meeting and until their successors are duly elected and qualified. The Class 3 directors have a term expiring at the 2003 annual meeting of Stockholders and until their successors are duly elected and qualified. The Class 1 directors have terms expiring at the 2004 annual meeting of Stockholders and until their successors are duly elected and qualified. The directors whose terms will expire at the Annual Meeting are: Dr. Josef Ackermann, H. Furlong Baldwin, F. Warren Hellman, Richard G. Ketchum, Richard C. Romano, and Sir Martin Sorrell. Messrs. Baldwin, Sorrell, and Romano will not stand for re-election as Class 2 directors at the Annual Meeting, although they have been elected as a Class 1 director, a Class 2 director, and a Class 3 director, respectively, effective immediately after the Annual Meeting. The remaining Class 2 directors have been nominated for re-election. In addition, Thomas G. Stemberg, Thomas Weisel, and Mary Jo White have been nominated to fill the remaining Class 2 seats.

        All nominees have consented to be named in this Proxy Statement and to serve on the Board of Directors, if elected. In the event that any nominee should not be available, the persons named in the proxy will vote for the other nominees and may vote for a substitute for the unavailable nominee.

        Under the By-Laws of Nasdaq, all directors are classified as either Industry Directors, Non-Industry Directors, or Staff Directors (each as described below). In addition, Non-Industry Directors may also be classified as Public Directors or Issuer Representatives (each as described below). The number of Non-Industry Directors, including at least one Public Director and at least two representatives of Nasdaq-listed companies (an "Issuer Representative"), is required to equal or exceed the number of Industry Directors, unless the Board of Directors consists of nine or fewer directors. In such case only one director is required to be an Issuer Representative.

        The following is a general description of Nasdaq's director classifications:

  •
  Industry Director means a director (excluding any two officers of Nasdaq, selected at the sole discretion of the Board of Directors, amongst those officers who may be serving as directors (the "Staff Directors")) who (i) has served in the prior three years as an officer, director, or employee of a broker or dealer, excluding an outside director or a director not engaged in the day-to-day management of a broker or dealer; (ii) is an officer, director (excluding an outside director), or employee of an entity that owns more than 10% of the equity of a broker or dealer, and the broker or dealer accounts for more than 5% of the gross revenues received by the consolidated entity; (iii) owns more than 5% of the equity securities of any broker or dealer, whose investments in brokers or dealers exceed 10% of his or her net worth, or whose ownership interest otherwise permits him or her to be engaged in the day-to-day management of the broker or dealer; (iv) provides professional services to brokers or dealers, and such services constitute 20% or more of the professional revenues received by the director or member or 20% or more of the gross revenues received by the director's or member's firm or partnership; (v) provides professional services to a director, officer, or employee of a broker, dealer, or corporation that owns 50% or more of the voting stock of a broker or dealer, and such services relate to the director's, officer's or employee's professional capacity and constitute 20% or more of the professional revenues received by the director or 20% or more of the gross revenues received by the director's or member's firm or partnership; or (vi) has a consulting or employment relationship with or provides professional services to the NASD, NASD Regulation, Inc. ("NASDR"), Nasdaq, or the American Stock Exchange LLC ("Amex") or has had any such relationship or provided such services at any time within the prior three years.

  •
  Non-Industry Director means a director (excluding the Staff Directors) who is (i) a Public Director; (ii) an officer or employee of an issuer of Nasdaq-listed securities or securities traded in the over-the-counter market; or (iii) any other individual who would not be an Industry Director.

  •
  Public Director means a director who has no material business relationship with a broker or dealer or the NASD, NASDR, or Nasdaq.

Information With Respect to Director Nominees

        Listed below are the nominees for Class 2 directors, including information showing the principal occupation, business experience and current public directorships, if any, of each, the age of each as of the date of this Proxy Statement, and the year each was first elected a director of Nasdaq. The nominees are to serve for a three-year term expiring at the 2005 annual meeting of Stockholders and until their successors are duly elected and qualified.

        Unless authority is withheld, proxies in the accompanying form will be voted in favor of electing the individuals identified in the table below as Class 2 directors of Nasdaq. If the proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, such instructions will be followed by the persons named as proxies.

Name	Age	Class	Position	Director Since
Dr. Josef Ackermann	54	2	Director	2001
F. Warren Hellman	67	2	Director	2001
Richard G. Ketchum	51	2	Director	2001
Thomas G. Stemberg	53	2	Director	—
Thomas W. Weisel	61	2	Director	—
Mary Jo White	54	2	Director	—

Class 2 Nominees

        Dr. Josef Ackermann, an Industry Director nominee, was elected to the Nasdaq Board in April 2001 and began serving in May 2001. Dr. Ackermann is Chairman of Corporate and Investment Banking of Deutsche Bank AG, a global bank and financial services firm, and will become Speaker of the Board of Managing Directors at Deutsche Bank AG in 2002. Dr. Ackermann has served on the Board of Managing Directors of Deutsche Bank AG since 1996. Prior to this position, Dr. Ackermann was President of the Executive Board of Credit Suisse from 1993. Dr. Ackermann serves on the board of directors of Stora Enso Oyj, Eurex AG, and Linde AG.

        F. Warren Hellman, a Non-Industry Director nominee, was elected to the Nasdaq Board in March 2001 effective upon the consummation of the sale by Nasdaq of the Subordinated Notes to Hellman & Friedman Capital Partners IV, L.P. and certain of its affiliated limited partnerships (collectively "Hellman & Friedman") that closed on May 3, 2001. Mr. Hellman is a cofounder and is currently the Chairman of Hellman & Friedman LLC, a private equity investment firm. Prior to his current positions, Mr. Hellman was a general partner of Hellman, Ferri Investment Associates, Matrix Management Company I and II, and President of Lehman Brothers. Mr. Hellman serves on the board of directors of WPP Group plc, Levi Strauss & Co., and D.N.&E. Walter & Co.

        Richard G. Ketchum, a Staff Director nominee, was elected to the Nasdaq Board in September 2001, has been President of Nasdaq since July 2000, and Deputy Chairman since December 2000. Mr. Ketchum is responsible for all aspects of Nasdaq's operations, including the development and formulation of market, regulatory, and legal policies, as well as international initiatives. Prior to this current position, Mr. Ketchum served as President of the NASD since 1998, Chief Operating Officer ("COO") of the NASD since 1993, and Executive Vice President of the NASD since 1991.

        Thomas G. Stemberg, a Non-Industry Director nominee, has served as an executive officer of Staples, Inc., an office supply superstore retailer, with the title of Chairman since February 2002, and has been Chairman of the Board of Directors of Staples, Inc. since February 1988. Mr. Stemberg served as Chief Executive Officer ("CEO") of Staples from January 1986 to February 2002. Mr. Stemberg serves on the board of directors of PETsMART, Inc.

        Thomas W. Weisel, an Industry Director nominee, has been Chairman and CEO of Thomas Weisel Partners, a merchant banking firm, since he founded the firm in January 1999. Prior to this position, Mr. Weisel was the founder, chairman, and CEO of Montgomery Securities from 1978 until October 1998.

        Mary Jo White, a Public Director nominee, has been a partner at the law firm of Debevoise & Plimpton since April 15, 2002, and served as the United States Attorney for the Southern District of New York from June 1993 until January 2002.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE CLASS 2 NOMINEES.

Information With Respect to the Other Directors

        Listed below are (i) the continuing directors, and (ii) H. Furlong Baldwin, Richard C. Romano and Sir Martin Sorrell, who have been elected by the Board of Directors to fill three new board seats, effective immediately following the Annual Meeting. In addition, set forth below is information showing the principal occupation, business experience and current public directorships, if any, of each, the age of each, and the year each was first elected a director of Nasdaq.

Name	Age	Class	Position	Director Since
Hardwick Simmons	61	1	Chairman	2001
H. Furlong Baldwin	70	1	Director	2000
Frank E. Baxter	65	1	Director	1998
Michael Casey	56	3	Director	2001
Michael W. Clark	42	1	Director	2001
William S. Cohen	61	1	Director	2001
John D. Markese	56	3	Director	1996
E. Stanley O'Neal	50	3	Director	2001
Vikram S. Pandit	46	3	Director	2001
Kenneth D. Pasternak	48	1	Director	2001
David Pottruck	53	3	Director	2000
Arthur Rock	75	3	Director	2000
Richard C. Romano	69	3	Director	2000
Arvind Sodhani	48	1	Director	2000
Sir Martin Sorrell	57	2	Director	2001

        Hardwick Simmons, a Staff Director, became Chairman of the Nasdaq Board in September 2001 and has been CEO of Nasdaq since February 2001. Mr. Simmons has been a member of the NASD Board of Governors (the "NASD Board") since 2001. Prior to joining Nasdaq, Mr. Simmons served from May 1991 to December 2000 as President and CEO of Prudential Securities Incorporated, the investment and brokerage firm, and Prudential Securities Group Inc., the firm's holding company. Prior to joining Prudential Securities in 1991, Mr. Simmons was President of the Private Client Group at Shearson Lehman Brothers, Inc.

        H. Furlong Baldwin, a Non-Industry Director, was elected to the Nasdaq Board in July 2000, and has been elected by the Board of Directors to fill a new Class 1 board seat, effective immediately following the Annual Meeting. Mr. Baldwin has been a member of the NASD Board since 1999. Mr. Baldwin is Chairman of the Mercantile Bankshares Corporation, a multibank holding company. Mr. Baldwin joined Mercantile-Safe Deposit & Trust Company in 1956 and was elected President in 1970 of Mercantile-Safe Deposit & Trust Company and Mercantile Bankshares Corporation and Chairman and CEO in 1976.

Mr. Baldwin serves on the board of directors of Mercantile Safe Deposit & Trust Company, Mercantile Bankshares Corporation, CSX Industries, Wills Group, The St. Paul Companies, and W.R. Grace & Co.

        Frank E. Baxter, an Industry Director, was elected to the Nasdaq Board in 1998. Mr. Baxter is Chairman Emeritus of the Jefferies Group, Inc., a holding company whose affiliated companies offer a variety of services for institutional investors. Mr. Baxter joined Jefferies & Co. in 1974 and during his time has served as President, COO, and CEO. Mr. Baxter is a director of Investment Technology Group, Inc., Burdett Buckeridge Young, Australia, and Farmal, Inc.

        Michael Casey, a Non-Industry Director, was elected to the Nasdaq Board in January 2001. Mr. Casey has been Executive Vice President, Chief Financial Officer ("CFO"), and Chief Administrative Officer of Starbucks Corporation, a leading roaster and retailer of specialty coffee, since September 1997. Prior to his current position, Mr. Casey was Senior Vice President and CFO of Starbucks from August 1995 to September 1997.

        Michael W. Clark, an Industry Director, was elected to the Nasdaq Board in May 2001. Mr. Clark is Head of Global Equity Trading at Credit Suisse First Boston, Inc. ("CSFB"), a global investment bank serving institutional, corporate, government, and individual clients, and a member of its Global Equity Management Committee. Mr. Clark also serves on the firm's Operating Committee and is a member of the Managing Director Evaluation Committee and Co-Head of the Global Recruiting Committee. Mr. Clark joined CSFB as a Vice President in 1991. Prior to assuming his present role in 1995, Mr. Clark was in charge of CSFB's global convertible trading and risk management.

        William S. Cohen, a Public Director, was elected to the Nasdaq Board in April 2001 and began serving in May 2001. Secretary Cohen is the Chairman and CEO of The Cohen Group, a strategic business consulting firm. Mr. Cohen was previously the Secretary of Defense during the Clinton Administration from 1997 to 2001. Secretary Cohen represented Maine in the U.S. Senate for three terms and in the U.S. House of Representatives for three terms before retiring in 1996. Mr. Cohen serves on the board of directors of Cendant Corporation, IDT Corporation, Velocity Express Corporation, and Head, NV.

        John D. Markese, a Public Director, has been a member of the Nasdaq Board since 1996 and a member of the NASD Board since 1996. Mr. Markese is President and CEO of the American Association of Individual Investors, a not-for-profit organization specializing in providing investment education to individuals, since 1992, and an Executive Vice President from 1986 to 1992.

        E. Stanley O'Neal, an Industry Director, was elected to the Nasdaq Board in January 2001. Mr. O'Neal has been the President and COO of Merrill Lynch & Co., Inc., a global financial services firm, since July 2001. Prior to his current position, Mr. O'Neal held the following positions at Merrill Lynch & Co., Inc.: Executive Vice President and President of U.S. Private Client Group from February 2000 to July 2001; Executive Vice President and CFO from March 1998 to February 2000; Executive Vice President and Co-Head of Corporate and Institutional Client Group from April 1997 to March 1998; Managing Director and Head of Global Capital Markets Group from April 1995 to April 1997. Mr. O'Neal serves on the board of directors of Merrill Lynch & Co., Inc. and General Motors Corporation.

        Vikram S. Pandit, an Industry Director, was elected to the Nasdaq Board in January 2001. Since September 2000 Mr. Pandit has been Co-President and COO of the Institutional Securities Group of Morgan Stanley & Co., Incorporated ("Morgan Stanley"), a global financial services firm. Prior to his current position, Mr. Pandit was Head of Morgan Stanley's Worldwide Institutional Equity Division from May 1997 until September 2000; Head of Morgan Stanley Group Inc.'s Equity Division from January 1997 until May 1997; and Head of Morgan Stanley Group Inc.'s Equity Derivatives business from May 1994 until December 1996. Mr. Pandit has been a Managing Director of Morgan Stanley & Co. Incorporated since January 1990.

        Kenneth D. Pasternak, an Industry Director, was elected to the Nasdaq Board in May 2001. Mr. Pasternak is a director of Knight Trading Group, Inc. ("Knight"), a market maker in U.S. equity securities. Mr. Pasternak was Chairman of the Board of Knight from October 2000 to January 2002 and has been a member of its board of directors since July 1998. From 1995 to 2002, Mr. Pasternak was the CEO and a trading room supervisor for Knight Securities, L.P., Knight's wholly-owned Nasdaq/over-the-counter securities market maker, and its President from 1995 to 1999. Prior to Knight, Mr. Pasternak served as Senior Vice President, Limited Partner, and Trading Room Manager for Spear Leeds & Kellogg/Troster Singer from 1979 until 1994. Mr. Pasternak serves on the Advisory Committee of BRASS Utility, LLC (BRUT).

        David S. Pottruck, an Industry Director, was elected to the Nasdaq Board in July 2000. Mr. Pottruck is President and Co-CEO and a member of the board of directors of The Charles Schwab Corporation, a holding company whose subsidiaries engage in securities brokerage and financial services. Mr. Pottruck joined The Charles Schwab Corporation in 1984 and became President in 1992. Mr. Pottruck serves on the board of directors of Intel Corporation, U.S. Trust Company, N.A., and DoveBid, Inc.

        Arthur Rock, a Non-Industry Director, was elected to the Nasdaq Board in July 2000. Mr. Rock is Principal of Arthur Rock & Co., a venture capital firm in San Francisco, California he founded in 1969. Mr. Rock is a Director Emeritus of Intel Corporation and serves on the board of directors of Echelon Corporation.

        Richard C. Romano, an Industry Director, was elected to the Nasdaq Board in July 2000, and has been elected by the Board of Directors to fill a new Class 3 board seat, effective immediately following the Annual Meeting. Mr. Romano has been the President of Romano Brothers & Company, a securities broker dealer, since 1964. Mr. Romano has been a member of the NASD Board since 1998. Mr. Romano also served on the NASD Board from 1985 to 1988.

        Arvind Sodhani, a Non-Industry Director, was elected to the Nasdaq Board in January 1997. From July 2000 to December 2000, Mr. Sodhani served as a non-voting member of the Nasdaq Board. Mr. Sodhani has been a member of the NASD Board since 1998. Mr. Sodhani is Vice President and Treasurer of Intel Corporation, a semiconductor manufacturer of chips and computer networking products. Mr. Sodhani joined Intel in 1981 and became a Vice President in 1990.

        Sir Martin Sorrell, a Non-Industry Director, was elected to the Nasdaq Board in January 2001, and has been elected by the Board of Directors to fill a new Class 2 board seat, effective immediately following the Annual Meeting. Sir Martin is a founder and, since 1986, has been Group Chief Officer of WPP Group plc, a global communication services organization. Prior to this position, Sir Martin was the Group Finance Director of Saatchi & Saatchi, PLC.

Board and Committee Meetings

        The Board of Directors held nine meetings during the year ended December 31, 2001. No directors other than Messrs. Ackermann, O'Neal, and Sorrell attended fewer than 75% of the meetings of the Board of Directors and those committees on which the director served during the year.

        Nasdaq's By-Laws and the Board of Directors have established nine standing committees, which are described below.

        Executive Committee.    Subject to the limitations in Nasdaq's By-Laws, the Executive Committee has the general power and authority of the Board of Directors in the management of the business and affairs of Nasdaq between meetings of the Board of Directors. Messrs. Simmons, Baldwin, Baxter, Casey, Ketchum, Markese, Romano, and Sodhani serve on the Executive Committee. This committee met once during 2001.

        Finance Committee.    The Finance Committee advises the Board of Directors with respect to the oversight of the financial operations and conditions of Nasdaq, including recommendations for Nasdaq's annual operating and capital budgets. Messrs. Sodhani, Baxter, Hellman, Ketchum, and Sorrell serve as voting members of the Finance Committee. Mr. Simmons serves as a non-voting member of the Finance Committee. This committee met seven times during 2001.

        Officer Committee.    The Officer Committee considers and recommends policies and practices with respect to officers of Nasdaq, and has the authority to select and remove officers of Nasdaq, other than certain senior officers. Messrs. Simmons and Ketchum serve on the Officer Committee. This committee met once during 2001.

        Baxter Committee.    The Baxter Committee, which is chaired by Mr. Baxter, is a special purpose committee established to recommend policies with respect to the separation of Nasdaq from the NASD. Messrs. Baxter, Hellman, Rock, and Sodhani serve on the Baxter Committee. This committee met twice during 2001.

        Corporate Client Committee.    The Corporate Client Committee considers and recommends policies with respect to Nasdaq-listed companies. Messrs. Ackermann, Cohen, Clark, Hellman, Pottruck, and Sorrell serve on the Corporate Client Committee. This committee met once during 2001.

        Management Compensation Committee.    The Management Compensation Committee, among other duties, determines compensation and benefit plans for Nasdaq officers, reviews base salary and incentive compensation for each officer whose base salary exceeds $250,000 or whose total annual compensation exceeds $500,000, and reviews annually with the Board of Directors the performance of Nasdaq's CEO. Messrs. Baldwin, Casey, Markese, O'Neal, and Romano serve on the Management Compensation Committee. This committee met four times during 2001.

        Employee Equity Plan Committee.    The Employee Equity Plan Committee (the "Equity Committee") administers the Equity Plan and The Nasdaq Stock Market, Inc. 2000 Employee Stock Purchase Plan (the "ESPP"). Messrs. Baldwin, Romano, and Sodhani serve on this committee. This committee met four times during 2001.

        Nominating Committee.    The Nominating Committee has the authority to nominate candidates for vacancies on the Board of Directors. Nominations for directors to be elected by the Stockholders are made by the Nominating Committee, or may be made by a Stockholder in accordance with the procedures described in the section entitled "Stockholder Proposals and Nominations of Directors" below. If a director position becomes vacant because of death, disability, disqualification, removal, resignation or increase in the number of directors, the Nominating Committee will nominate, and the Board of Directors will elect by majority vote, a person satisfying the classification (Industry, Non-Industry or Public Director), if applicable, for the directorship to fill such vacancy, except that if the remaining term is not more than six months, no replacement is required. Nasdaq's By-Laws require that no more than three current members of the Board of Directors and two Industry members may serve on the Nominating Committee. The current members of the Nominating Committee are: Alfred E. Osborne, Jr., Andrew Cader, Benita Pierce, Joseph Grundfest, James M. Shuart, and Bernard L. Madoff. None of the members of the committee currently serve on the Board of Directors. This committee met once during 2001.

        Audit Committee.    The Audit Committee oversees Nasdaq's financial reporting process on behalf of the Board of Directors and reports the results of these activities to the Board of Directors. The Audit Committee, among other duties, recommends the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, considers the compatibility of any non-audit services provided by the independent public accountants with the independence of such auditors and reviews the independence of the independent public accountants. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Annex A. Messrs. Markese, Cohen, Hellman, Romano, and Sorrell serve on the Audit Committee. This committee met five times during 2001. The Board of Directors has determined that Audit Committee members must meet the independence standards for audit committees established by the NASD and has concluded that each member of the Audit Committee satisfies these independence standards.

Director Compensation

        Employee directors do not receive additional compensation for serving on the Board of Directors. For services in 2001, Nasdaq's non-employee directors received $35,000, and an additional $5,000 for service on a Committee of the Board of the Directors, which was paid quarterly. In December 2001, the Nasdaq Board adopted a revised Non-Employee Directors Compensation Policy whereby beginning in 2002 all non-employee directors of Nasdaq will be paid total annual cash compensation of $20,000, which is paid on a quarterly basis, and will also be awarded 5,000 stock options annually, with an exercise price equal to fair market value of the shares on the date of grant. Such stock options vest in two equal installments on each February 14th following the first and second anniversaries of the date of grant and expire on the earlier of the tenth anniversary of such date of grant or three years from the termination of the director's service on the Board of Directors. Directors do not receive retirement, health or life insurance benefits, and do not receive additional fees for meeting attendance.

        On November 12, 2001, Nasdaq sold an aggregate amount of 535,000 shares of Common Stock to five members of the Nasdaq Board of Directors and 500,000 shares of Common Stock to Hellman & Friedman for an aggregate offering price of $10,608,750. All of the foregoing shares were sold in a private transaction pursuant to Section 4(2) of the Securities Act. No underwriter was used in these transactions.

PROPOSAL II

AMEND NASDAQ'S CERTIFICATE OF INCORPORATION TO GRANT THE HOLDERS OF
NASDAQ'S SUBORDINATED NOTES THE RIGHT TO VOTE WITH THE HOLDERS OF
NASDAQ SHARES ON MATTERS SUBMITTED TO STOCKHOLDER VOTE,
AND TO MAKE HOLDERS OF THE SUBORDINATED NOTES AND HOLDERS OF
VOTING PREFERRED STOCK SUBJECT TO THE SAME 5% VOTING LIMITATION THAT
CURRENTLY APPLIES TO HOLDERS OF COMMON STOCK

Background

        On May 3, 2001, Nasdaq issued and sold $240 million in aggregate principal amount of its Subordinated Notes to Hellman & Friedman. The Subordinated Notes are convertible at any time into an aggregate of 12,000,000 shares of Common Stock, subject to adjustment, in general, for any stock split, dividend, combination, recapitalization or other similar event. As of April 5, 2002, Hellman & Friedman owns approximately 13.8% of Nasdaq on an as-converted basis. In connection with the transaction, Nasdaq agreed to use its best efforts to seek Stockholder approval of a charter amendment (the "Charter Amendment") that would permit holders of the Subordinated Notes to vote on an as-converted basis on all matters on which Stockholders have the right to vote, subject to the 5% voting limitation in the Certificate of Incorporation. Currently, the 5% limitation provides that a holder of Common Stock may not cast votes in excess of 5% of the total voting power of Nasdaq's outstanding Common Stock. The limitation does not apply, however, to (i) the NASD until such time as it controls 5% or less of Nasdaq's Common Stock, and (ii) any person that the Nasdaq Board exempts, in accordance with certain restrictions on the Nasdaq Board's discretion, from the limitation prior to the time that such person beneficially owns more than 5% of Nasdaq's voting securities. Nasdaq has also agreed that in the event that the Nasdaq Board approves an exemption from the foregoing 5% limitation for any person pursuant to the Certificate of Incorporation (other than an exemption granted in connection with a strategic market alliance) and seeks the concurrence of the U.S. Securities and Exchange Commission (the "SEC") with respect thereto, Nasdaq will grant Hellman & Friedman a comparable exemption from such limitation and use its best efforts to obtain SEC concurrence with respect to such exemption. Nasdaq has granted Hellman & Friedman certain registration rights with respect to the shares of Common Stock underlying the Subordinated Notes. Additionally, Hellman & Friedman is permitted to designate one person reasonably acceptable to Nasdaq for nomination as a director of Nasdaq for so long as Hellman & Friedman owns Subordinated Notes and/or shares of Common Stock issued upon conversion representing at least 50% of the shares of

Common Stock issuable upon conversion of the Subordinated Notes initially purchased. Pursuant to the foregoing provision, the Nasdaq Board elected F. Warren Hellman as a director of Nasdaq in 2001 and the Nominating Committee has nominated him for reelection by the Stockholders at the Annual Meeting.

        The Certificate of Incorporation is considered a rule of a self-regulatory organization under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, amendments to the Certificate of Incorporation must be filed with the SEC. On December 5, 2001, the SEC issued an order approving the Charter Amendment and determining that it is consistent with the Exchange Act. Subsequently, Nasdaq determined that it was advisable to modify the Charter Amendment to make the 5% voting limitation applicable to voting preferred stock, as well as Common Stock and the Subordinated Notes. Prior to the Annual Meeting, Nasdaq will file such modifications to the Charter Amendment, which had not been formally approved by the SEC in its December 5, 2001 order, pursuant to a provision of the Exchange Act that allows certain rule changes to become immediately effective (for purposes of the Exchange Act) upon filing with the SEC.

Description of the Charter Amendment

        The Charter Amendment will provide the holders of the Subordinated Notes the right to vote on all matters submitted to a vote of the Stockholders, including the election of directors. Holders of Subordinated Notes would be entitled to cast votes equal to the number of shares of Common Stock of Nasdaq issuable upon conversion of such holders' Subordinated Notes as of the record date established in connection with such vote. The Charter Amendment provides that holders of the Subordinated Notes will be deemed to be stockholders of Nasdaq, and the Subordinated Notes will be deemed to be shares of Common Stock, solely for the purposes of any provision of the Delaware General Corporation Law that requires the vote of Stockholders as a prerequisite to any corporate action. Holders of the Subordinated Notes will vote as a single class with the holders of Nasdaq Shares. The proposed Charter Amendment also will subject the holders of the Subordinated Notes and any voting preferred stock issued by Nasdaq (including the Series B Stock) to the 5% voting limitation contained in the Certificate of Incorporation. As amended by the Charter Amendment, the 5% limitation will provide that a holder of stock and/or Subordinated Notes may not cast votes on any matter in excess of 5% of the votes entitled to be cast in respect of such matter. The limitation does not apply, however, to (i) the NASD until such time as it controls 5% or less of the outstanding shares of stock and/or Subordinated Notes entitled to vote on the election of a majority of directors, (ii) any person that the Nasdaq Board exempts, in accordance with certain restrictions on the Nasdaq Board's discretion, from the limitation prior to the time that such person beneficially owns more than 5% of the outstanding shares of stock and/or Subordinated Notes entitled to vote on the election of a majority of directors, or (iii) Hellman & Friedman, but only in the event that the Nasdaq Board approves an exemption from the limitation for any person (other than an exemption granted in connection with a strategic market alliance).

        If the Charter Amendment is adopted, the holders of the Subordinated Notes would be entitled to cast an aggregate of 12,000,000 votes on any matter submitted to a vote of the Stockholders (subject to adjustment, in general, for any stock split, dividend, combination, recapitalization or similar event).

        The complete text of the Charter Amendment is attached as Annex B to this Proxy Statement.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE ADOPTION OF THE CHARTER AMENDMENT.

PROPOSAL III

AMEND NASDAQ'S EQUITY INCENTIVE PLAN

        On May 15, 2001, the Stockholders approved the Equity Plan. Nasdaq registered the Common Stock available for grant under the Equity Plan on a Registration Statement on Form S-8 on October 4, 2001. Under the current terms of the Equity Plan, the Equity Committee is authorized to grant options and other stock awards to acquire up to a total of 20 million shares of Nasdaq's authorized, but unissued or reacquired, Common Stock. As of April 5, 2002, 11,857,088 shares of Common Stock were utilized (after giving effect to forfeitures) in granting stock options and shares of restricted stock under the Equity Plan, leaving 8,142,912 shares available for future grants.

        The Equity Committee has advised the Board of Directors that in view of the Equity Committee's policy of greater utilization of stock-based compensation, they recommended that the number of shares available under the Equity Plan be increased by 4,500,000. Subject to the approval of the Stockholders, the Board of Directors has approved, and recommends to the Stockholders, an amendment to the Equity Plan pursuant to which Nasdaq will reserve an additional 4,500,000 shares of Common Stock for issuance under the Equity Plan, increasing the total number of shares so authorized from 20,000,000 to 24,500,000 shares. The text of the amendment is attached as Annex C to this Proxy Statement, and the text of the Equity Plan is attached as Annex D to this Proxy Statement. The Board of Directors believes this increase in the number of shares will allow Nasdaq to continue to attract and retain the services of key employees. No grants will be made under the Equity Plan pursuant to the proposed amendment unless the Stockholders approve the amendment.

Equity Plan

        The purpose of the Equity Plan is to (i) attract and retain the services of key employees, officers, outside directors, advisers and consultants of Nasdaq and its affiliates by providing those persons with a proprietary interest in Nasdaq, (ii) motivate such individuals by means of performance-related incentives to achieve long-range performance goals, and (iii) link compensation to the long-term interests of Stockholders. The Equity Plan allows Nasdaq to provide that proprietary interest through the grant of: (i) incentive stock options (which may only be granted to employees); (ii) non-qualified stock options; (iii) restricted stock (which have restrictions upon transfer and are subject to forfeiture); (iv) restricted stock units; (v) and other stock-based awards.

        Through April 5, 2002, only stock options and restricted stock awards have been granted under the Equity Plan. The following is a description of the material terms of the Equity Plan, and as such is qualified by the actual terms of the Equity Plan. As such, if there is a conflict between the terms of the Equity Plan and this description, the Equity Plan will control. The Equity Committee is authorized, subject to the provisions of the Equity Plan, to grant awards and establish rules and regulations it deems necessary for the proper administration of the Equity Plan and to make whatever determinations and interpretations it deems necessary or advisable. The Equity Plan may be amended by the Board of Directors, provided that no such amendment may be made without the approval of the Stockholders if such approval is necessary to comply with any tax or regulatory requirement with which the Board of Directors deems it necessary or desirable to comply.

Source of Shares

        Under the current terms of the Equity Plan, a maximum of 20,000,000 shares may be subject to grant under the Equity Plan, 2,500,000 of which may be granted pursuant to awards other than options to purchase Common Stock (these numbers are subject to adjustment in certain cases). As amended, a maximum of 24,500,000 shares would be available for grant under the Equity Plan, and the 2,500,000 limitation on non-option awards would remain unchanged. No individual was permitted to receive awards with respect to more than 2,000,000 shares in the first year of the Equity Plan, and 1,000,000 shares in each calendar year thereafter.

Eligibility

        Awards may be granted at the discretion of the Equity Committee under the Equity Plan to officers, directors, employees, consultants or advisers of Nasdaq or any affiliate.

Options

        Options granted to employees under the Equity Plan may be either incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options (which are not meant to be tax qualified for purposes of Section 422). Under the Equity Plan, non-employee directors may also be granted non-qualified stock options. In December 2001, the Board of Directors approved a policy of annually granting to each non-employee director of Nasdaq 5,000 stock options, with an exercise price equal to fair market value of the shares on the date of grant. Such stock options vest in two equal installments on each February 14th following the first and second anniversaries of the date of grant and expire on the earlier of the tenth anniversary of such date of grant or three years from the termination of the director's service on the Board of Directors.

        An incentive stock option may not have an exercise price less than the fair market value of the underlying Common Stock on the date of grant, may not be exercised more than 10 years from the date of grant, and is subject to other limitations which, when abided by, allow the option holder to qualify for special tax treatment. Non-qualified stock options may have an exercise price of less than (solely in the case of substitute options), equal to, or greater than the fair market value of the underlying Common Stock on the date of grant but, like incentive stock options, are limited to an exercise period of no longer than 10 years. Upon the exercise of an option, the Equity Committee may provide for the grant of a replacement option (a "Restoration Option") at the fair market value of such Restoration Option on the date it is granted. In 2001, non-qualified stock options contained the Restoration Option feature; options granted to date in 2002 do not contain this feature.

        The Equity Committee determines and designates those persons to whom awards are granted and also determines: the award period; the vesting period; and other terms, provisions, limitations and performance requirements, provided they are not inconsistent with the Equity Plan. To date, stock options have been granted to all individuals who were in the Company's employ as of January 2002 (or approximately 1,200 individuals). To date, Mr. Simmons (Chairman and CEO) has been granted 2,000,000 stock options, Messrs. Berkeley (Vice Chairman) and Hilley (Executive Vice President and Chairman and CEO, Nasdaq International) have each been granted 69,700 stock options, Mr. Ketchum (President and Deputy Chairman) has been granted 360,000 stock options, Mr. Weild (Vice Chairman and Executive Vice President, Corporate Client Group) has been granted 264,000 stock options, and Mr. Zarb (former Chairman and CEO of Nasdaq) has been granted 1,014,000 stock options. The current executive officers as a group including the aforementioned six named executive officers have been granted a total of 4,532,300 (before giving effect to any forfeitures on account of termination prior to vesting) stock options to date. The current non-employee directors as a group have been granted 65,000 options. A total of 8,126,568 (before giving effect to any forfeitures on account of termination prior to vesting) stock options have been granted to employees who are not executive officers.

        An option may not be transferable except by will or by the laws of descent or distribution, unless specified in the Equity Plan or determined otherwise by the Board of Directors or the Equity Committee.

Restricted Stock and Restricted Stock Units

        Each restricted stock and restricted stock unit award specifies the number of shares of restricted stock or units, as applicable, to be awarded, the price, if any, to be paid by the award recipient and the time during which the stock or units, as applicable, will be subject to forfeiture, or the conditions upon the satisfaction of which, the restricted stock or units, as applicable, will vest. The grant and/or the vesting of restricted stock or units, as applicable, may be conditioned upon the completion of a specified period of service, upon the attainment of specified performance objectives or upon such other criteria as the Equity Committee may determine. Restricted stock and units may not be sold or otherwise transferred or encumbered (except as may be provided, in the case of restricted stock, in the applicable award agreement) until, with respect to restricted stock, all restrictions have lapsed. The Equity Committee may provide that the recipient of restricted stock or units, as applicable, has the right to vote the restricted stock or units, as applicable, and receive dividends, if any, on the restricted stock.

Other Stock-based Awards

        The Equity Committee may grant other stock-based awards (which is an award of stock or an award payable or valued, in whole or in part, in reference to the Common Stock). The Equity Committee shall determine the terms and conditions of any such other stock-based award.

Termination of Employment

        The Equity Committee has the power and authority to determine the terms and conditions that apply to any award upon termination of employment. Incentive stock options will terminate no later than three months after any termination of employment (one year after termination upon death or disability as provided in the applicable award agreement evidencing the options). In addition, prior to the expiration of the transfer restrictions applicable to Common Stock that were established in connection with the private placements of Common Stock during the restructuring and recapitalization of Nasdaq in 2000 and 2001 (the "Private Placements"), Nasdaq has a repurchase right, but not an obligation, with respect to any shares of Common Stock acquired upon exercise or settlement of an award equal to the fair market value of the Common Stock on the date such repurchase is exercised. Nasdaq has not utilized this repurchase right to date.

Change in Control

        In the event a change in control of Nasdaq occurs, all outstanding awards under the Equity Plan that would have vested within one year following the change of control will vest and, if applicable, shall become fully exercisable. If an award holder is terminated without cause within one year following a change of control, all remaining awards shall immediately vest and become exercisable. A change in control of Nasdaq will be deemed to occur for purposes of the Equity Plan, subject to certain exceptions, upon any of the following events:

  •
  an acquisition by any person of 25% or more of the then-outstanding Common Stock;

  •
  an election of members of the Board of Directors in which a majority of the Board of Directors' members after the election were not members of the Board of Directors on the effective date of the Equity Plan (or certain of their approved successors);

  •
  the consummation of a consolidation or merger with another entity where the Common Stock outstanding immediately prior to the consolidation or merger no longer represents a majority of the Common Stock outstanding immediately after the consolidation or merger or a majority of the combined voting power of the surviving or parent entity outstanding immediately after the consolidation or merger; or

  •
  Stockholder approval of a complete liquidation or the consummation of a sale of all or substantially all of Nasdaq's assets.

Fair Market Value of Common Stock

        On February 1, 2002, the fair market value, as determined by the Equity Committee, of one share of Common Stock, was $13.00.

Federal Income Tax Treatment

        The following discussion of certain relevant U.S. income tax effects applicable to options and restricted stock granted under the Equity Plan is a brief summary only, and reference is made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences.

        An individual generally will not be taxed upon the grant of a non-qualified stock option with an exercise price equal to or greater than the fair market value of the shares on the date of grant. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. At the time the option is exercised, Nasdaq will generally be entitled to a tax deduction equal in amount to the ordinary income recognized by the optionee.

        An optionee will not be in receipt of taxable income upon the grant or timely exercise of an incentive stock option. Exercise of an incentive stock option will be timely if made during its term and if the optionee remains an employee of Nasdaq or a subsidiary at all times during the period beginning on the date of grant of the option and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of death or a disabled optionee). The tax consequences of an untimely exercise of an incentive stock option will be determined in accordance with the rules applicable to non-qualified stock options. Nasdaq is not entitled to any tax deduction in connection with the grant or exercise of an incentive stock option. However, if the optionee disposes of stock within the holding periods described above, Nasdaq may be entitled to a tax deduction for the amount of ordinary income, if any, realized by the optionee.

        The recipient of an award of restricted stock generally will not be taxed upon the grant of the award, but rather the holder of the award will recognize ordinary income in an amount equal to the fair market value of the number of shares of Common Stock subject to the award at the time the shares are no longer subject to a substantial risk of forfeiture. Alternatively, the employee can elect under Section 83(b) of the Code (a "Section 83(b) Election") to include the value of the restricted stock at the time of the grant, less any amount paid for it, in his income for the year in which he received the restricted stock. The employee must file this election with the Internal Revenue Service within 30 days after the restricted stock is granted to him. If the employee makes this election, subsequent changes in the value of the stock will not result in ordinary income or loss to him. However, if the stock is later forfeited, the employee will not be entitled to any deduction with respect to the amount he earlier included as ordinary income. Nasdaq will be entitled to an income tax deduction in the year in which the employee recognized ordinary income with respect to the restricted stock in an amount equal to the income recognized by the employee.

        If no Section 83(b) Election is made, (i) no income will be recognized by the employee (and Nasdaq will not be entitled to a deduction) with respect to the restricted stock until the date the restrictions lapse, (ii) any dividends paid on the restricted stock until the restrictions lapse will be taxed to the employee as compensation income (and Nasdaq will be entitled to a deduction), and (iii) the employee will recognize ordinary income at the time the restrictions lapse in an amount equal to the fair market value of the restricted stock at that time, less the amount paid, if any, and Nasdaq will be entitled to a corresponding deduction. Upon a subsequent disposition of the restricted stock by the employee, any gain or loss realized above or below the value previously taken into income by the employee will be long-term or short-term capital gain or loss, depending on the holding period of the shares following the date the restrictions lapse or the Section 83(b) Election was made, as applicable.

        The recipient of an award of restricted stock units generally will not be taxed upon the grant or vesting of the award, but rather will recognize ordinary income in an amount equal to the amount paid to him or her in respect of such award at the time such award is paid. In either case, Nasdaq will be entitled to a deduction at the time when, and in the amount that, the recipient recognizes ordinary income.

New Plan Benefits

        As awards under the Equity Plan are made in the full discretion of the Equity Committee (other than in respect of the Non-Employee Director stock options described above), it is not currently possible to ascertain the awards that will be made in the future to officers, executive officers or non-executive officer employees.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE EQUITY PLAN.

PROPOSAL IV

RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP ("Ernst & Young") as independent auditors to audit the financial statements for fiscal year 2002. Ernst & Young has audited Nasdaq's financial statements since fiscal year 1986. Representatives of Ernst & Young are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

        Audit fees billed to Nasdaq by Ernst & Young during fiscal year 2001 for the audit of Nasdaq's annual financial statements and the review of Nasdaq's quarterly reports on Form 10-Q totaled $725,000. Audit-related services totaled $1,980,000, including SEC Registration Statements and Consents ($1,700,000), Accounting Consultations ($160,000), and Statutory Audits for Consolidated Entities ($120,000), for a total amount of fees billed for audit-related and audit services of $2,705,000.

All Other Fees

        Fees for non-audit services totaled $1,900,000, including Internal Audit Co-Sourcing (i.e., assisting Nasdaq's internal audit personnel) ($1,350,000); Tax Consulting ($300,000); Client Assistance ($170,000); and an Internal Control Review Project ($80,000). Ernst & Young will continue to provide non-audit services pursuant to the terms of its contract with Nasdaq during fiscal year 2002. Nasdaq expects that Ernst & Young will not provide Internal Audit Co-Sourcing thereafter, and may only provide other non-audit services (e.g. Tax Consulting, Client Assistance, Internal Control Review) thereafter if approved by Nasdaq senior management and the Nasdaq Audit Committee.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

        The Board of Directors knows of no business other than the matters set forth herein that will be presented at the Annual Meeting. Inasmuch as matters not known at this time may come before the Annual Meeting, absent instructions thereon to the contrary, the enclosed proxy will confer discretionary authority with respect to such other matters as may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such other matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of Nasdaq's voting securities by all persons who are beneficial owners of more than 5% of Nasdaq's voting securities and the beneficial ownership of Nasdaq's voting securities and Nasdaq Japan's common stock by (1) each director, (2) Nasdaq's CEO and the four most highly compensated executive officers other than the CEO, who were serving as executive officers at the end of 2001, and one additional individual who ceased to be an executive officer during 2001, and (3) all directors and executive officers as a group. Except as otherwise indicated, Nasdaq believes that the beneficial owners listed below, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the business address of such persons is One Liberty Plaza, New York, New York, 10006. As of April 5, 2002, 78,431,873 shares of Common Stock were outstanding (including shares of restricted Common Stock), one share of Series B Stock was outstanding, and approximately 59,400 shares of Nasdaq Japan common stock were outstanding after giving effect to a four-for-one stock split of Nasdaq Japan's shares that occurred on April 18, 2001.

Name of beneficial owner	Common Stock Beneficially Owned		Percent of Class		Series B Stock Beneficially Owned	Percent of Class	Common Stock of Nasdaq Japan Beneficially Owned	Percent of Class
National Association of Securities Dealers, Inc. 1735 K Street, N.W. Washington, D.C. 20006	43,225,976	(1)	55.1%		1	100%	—	—
Hellman & Friedman Capital Partners IV, L.P. One Maritime Plaza 12th Floor San Francisco, CA 94111	12,500,000	(2)	13.8	%(3)	—	—	—	—
Dr. Josef Ackermann	—	(4)	—		—	—	—	—
H. Furlong Baldwin	—		—		—	—	—	—
Frank E. Baxter	50,000	(5)	*		—	—	—	—
Michael Casey	—	(6)	—		—	—	—	—
Michael W. Clark	—	(7)	—		—	—	—	—
William S. Cohen	—		—		—	—	—	—
F. Warren Hellman	—	(2)	—		—	—	—	—
John D. Markese	15,000		*		—	—	—	—
E. Stanley O'Neal	—	(8)	—		—	—	—	—
Vikram S. Pandit	—	(9)	—		—	—	—	—
Kenneth D. Pasternak	250,000	(10)	*		—	—	—	—
David S. Pottruck	—	(11)	—		—	—	—	—
Arthur Rock	200,000	(12)	*		—	—	—	—
Richard C. Romano	40,000	(13)	*		—	—	—	—
Arvind Sodhani	—	(14)	—		—	—	—	—
Sir Martin Sorrell	—		—		—	—	—	—
Thomas G. Stemberg	—		—		—	—	—	—
Thomas W. Weisel	—	(15)	—		—	—	—	—
Mary Jo White	—		—		—	—	—	—
Hardwick Simmons	666,666	(16)	*		—	—	—	*

Alfred R. Berkeley, III	40,824	(17)	*		—	—	—		—
John L. Hilley	53,001	(18)	*		—	—	1,900	(19)	3.2%
Richard G. Ketchum	158,800	(20)	*		—	—	76	(21)	*
David Weild IV	103,020	(22)	*		—	—	—		—
Frank Zarb	1,044,528	(23)	1.3%		—	—	140	(24)	*
All directors and executive officers as a group (30 persons)	2,957,046		3.7	%(25)	—	—	2,268	(26)	3.8	%(27)

*
Less than one percent

(1)
Reflects 43,225,976 shares of Common Stock underlying the unexercised, unexpired outstanding warrants.

(2)
Hellman & Friedman owns the Subordinated Notes. Hellman & Friedman Investors IV, LLC ("Hellman & Friedman IV"), is the general partner of each of the Hellman & Friedman limited partnerships. The Subordinated Notes are currently convertible into 12,000,000 shares of Common Stock, subject to adjustment, in general, for any stock split, dividend, combination, recapitalization or other similar event. Hellman & Friedman also owns 500,000 shares of Common Stock. The investment decisions of each of the Hellman & Friedman limited partnerships are made by the investment committee of Hellman & Friedman IV, which indirectly exercises sole voting and investment power with respect to the Subordinated Notes and the shares of Common Stock. Mr. Hellman is one of nine members of the investment committee. Mr. Hellman disclaims beneficial ownership of the Subordinated Notes and the shares of Common Stock except to the extent of his indirect pecuniary interest.

(3)
Assumes the full conversion of the Subordinated Notes.

(4)
Excludes shares of Common Stock owned by Deutsche Bank AG and its affiliates; Dr. Ackermann is head of Deutsche Bank AG's Corporate and Institutional Clients Group. Dr. Ackermann disclaims beneficial ownership of such shares.

(5)
The shares of Common Stock are held by The Baxter 1988 Trust, which Mr. Baxter controls. Excludes shares of Common Stock owned by the Jeffries Group, Inc. and its affiliates, of which Mr. Baxter is the Chairman. Mr. Baxter disclaims beneficial ownership of such shares.

(6)
Excludes shares of Common Stock owned by Starbucks Corporation, of which Mr. Casey is an officer. Mr. Casey disclaims beneficial ownership of such shares.

(7)
Excludes shares of Common Stock owned by CSFB and its affiliates, of which Mr. Clark is an officer. Mr. Clark disclaims beneficial ownership of such shares.

(8)
Excludes shares of Common Stock owned by Merrill Lynch & Co., Inc. and its affiliates, of which Mr. O'Neal is an officer. Mr. O'Neal disclaims beneficial ownership of such shares.

(9)
Excludes shares of Common Stock owned by Morgan Stanley and its affiliates, of which Mr. Pandit is an officer. Mr. Pandit disclaims beneficial ownership of such shares.

(10)
Excludes shares of Common Stock owned by Knight and its affiliates, of which Mr. Pasternack is a director. Mr. Pasternak disclaims beneficial ownership of such shares.

(11)
Excludes shares of Common Stock owned by The Charles Schwab Corporation and its affiliates, of which Mr. Pottruck is an officer. Mr. Pottruck disclaims beneficial ownership of such shares.

(12)
The shares of Common Stock are held by The Rock 2000 Trust, of which Mr. Rock is the sole trustee and beneficiary.

(13)
Includes an aggregate of 20,000 shares of Common Stock owned by Romano Brothers & Co., and 20,000 shares held in a revocable trust, of which Mr. Romano is the beneficiary. Mr. Romano is the President and majority stockholder of Romano Brothers & Co.

(14)
Excludes shares of Common Stock owned by Intel Corporation, of which Mr. Sodhani is an officer. Mr. Sodhani disclaims beneficial ownership of such shares.

(15)
Excludes shares of Common Stock owned by Thomas Weisel Partners, of which Mr. Weisel is Chairman and CEO. Mr. Weisel disclaims beneficial ownership of such shares.

(16)
Represents options to purchase 666,666 shares of Common Stock issued under the Equity Plan, which vested on February 1, 2002.

(17)
Includes 15,900 shares of restricted stock issued under the Equity Plan, of which 3,180 vested on February 14, 2002, and options to purchase 23,001 shares of Common Stock issued under the Equity Plan, which vested on December 31, 2001. Under the terms of this plan, Mr. Berkeley has the right to direct the voting of the restricted shares.

(18)
Represents 30,000 shares of restricted stock issued under the Equity Plan, of which 6,000 vested on February 14, 2002, and options to purchase 23,001 shares of Common Stock issued under the Equity Plan, which vested on December 31, 2001. Under the terms of this plan, Mr. Hilley has the right to direct the voting of the restricted shares.

(19)
Represents shares of restricted stock.

(20)
Represents 40,000 shares of restricted stock issued under the Equity Plan, of which 8,000 vested on February 14, 2002, and options to purchase 118,800 shares of Common Stock issued under the Equity Plan, which vested on December 31, 2001. Under the terms of this plan, Mr. Ketchum has the right to direct the voting of the restricted shares.

(21)
Represents options to purchase an aggregate of 76 shares of Nasdaq Japan common stock that were granted by Nasdaq Global Holdings ("Nasdaq Global") (50%) and SOFTBANK Corp. of Japan ("SOFTBANK") (50%).

(22)
Represents 15,900 shares of restricted stock issued under the Equity Plan, of which 3,180 vested on February 14, 2002, and options to purchase 87,120 shares of Common Stock issued under the Equity Plan, which vested on December 31, 2001. Under the terms of this plan, Mr. Weild has the right to direct the voting of the restricted shares.

(23)
Represents 38,220 shares of restricted stock and options to purchase an aggregate of 1,006,308 shares of Common Stock issued under the Equity Plan, all of which became fully vested upon Mr. Zarb's resignation as Chairman of the Nasdaq Board on September 26, 2001. 7,692 stock options previously granted to Mr. Zarb under this plan expired in December 2001, and 21,780 shares of restricted stock previously granted to Mr. Zarb were utilized to satisfy a tax-withholding obligation with respect to Mr. Zarb's restricted stock. Under the terms of this plan, Mr. Zarb has the right to direct the voting of the restricted shares.

(24)
Represents options to purchase an aggregate of 140 shares of Nasdaq Japan common stock that were granted by Nasdaq Global (50%) and SOFTBANK (50%).

(25)
Assumes the exercise of all vested executive stock options.

(26)
Includes options to purchase an aggregate of 368 shares of Nasdaq Japan common stock that were granted by Nasdaq Global (50%) and SOFTBANK (50%).

(27)
Assumes the exercise of all options to purchase Nasdaq Japan common stock that were granted by Nasdaq Global (50%) and SOFTBANK (50%) held by Nasdaq executives.

EXECUTIVE COMPENSATION

Report of the Management Compensation Committee on Executive Compensation

        The Management Compensation Committee (the "Committee") of the Board of Directors has overall responsibility for establishing and administering Nasdaq's executive compensation programs. During fiscal year 2001, Messrs. Baldwin, Casey, O'Neal, Markese and Romano served on the Committee, with Mr. Baldwin serving as the Chairperson. Each member of the Committee qualifies as a "non-employee director" under Rule 16b-3 promulgated under the Exchange Act. The Committee met four times in 2001 to review and administer executive compensation programs as well as various other compensation policies and matters.

General Compensation Philosophy

        Nasdaq's general compensation philosophy is to provide a total, results based compensation opportunity that firmly positions Nasdaq to attract, motivate and retain key executives in leadership roles. Total cash compensation varies with Nasdaq's performance in attaining both financial and non-financial objectives. Moreover, long-term incentive compensation, such as equity awards, is utilized to strengthen the relationship between pay and Nasdaq's performance and align employee and shareholder interests. Nasdaq maintains two major incentive compensation programs in which the majority of Nasdaq's employees participate: the annual Corporate Incentive Program ("CIP"), and the Equity Plan. The Committee governs the CIP, while the Equity Committee, which is also comprised solely of non-employee directors, administers the Equity Plan and the ESPP. Messrs. Sodhani, Baldwin and Romano serve on the Equity Committee with Mr. Sodhani serving as Chairperson. The Equity Committee met four times during 2001. The Equity Committee joins in the submission of this report as it relates to equity compensation.

        In 2001, total cash compensation for eligible Nasdaq employees, including its executive officers, managers and the majority of employees in the professional job categories consisted of base salary and a cash bonus under the CIP. The level of cash bonus was generally determined based on individual performance, skills, and corporate performance. The total amount of incentive compensation paid to all Nasdaq employees including guaranteed and contractual commitments in respect of 2001 was approximately 70% of that paid with respect to 2000 to all employees. Beginning in 2002, individual cash bonus payments under the CIP will be based on the following three measures: (1) Corporate Financial Measures; (2) Business Unit Strategic Measures; and (3) Employee Satisfaction Index. The specific annual goals and measures to determine the annual bonus opportunity dollars for each employee will be developed each fiscal year.

        Long-term incentive compensation has been delivered through the granting of stock options to all Nasdaq employees, including executive officers under the Equity Plan. In 2001, stock options were granted on a broad basis to Nasdaq employees. These initial grants vest over three years. In addition, ownership of Common Stock is provided through a tax-qualified ESPP. This ESPP is generally available to all Nasdaq employees with six months or more of Nasdaq service. Participants in the ESPP are permitted to buy Common Stock at a discount of 15% from the fair market price with up to 10% of their base salary and bonus (subject to certain Internal Revenue Service limitations). Participation in the ESPP is an important component of Nasdaq's total compensation strategy and is completely voluntary. Approximately 60% of all eligible Nasdaq employees participate in this recently introduced program.

Executive Compensation

        The Committee considers both quantitative and qualitative factors in making pay decisions for executive officers of Nasdaq. These factors range from the Committee's consideration and review of business results, and judgment of individual performance. The Committee also solicits appropriate input from Nasdaq's CEO and President regarding total compensation for those executives who report directly to them.

  •
  Base Salaries. In determining base salaries of executive officers, a variety of factors are considered, including: individual performance, skills and prior experience, scope of responsibility and accountability within the organization, and external market pay levels in the compensation comparator group (i.e., a select group of companies from capital markets, general industry and technology companies). Base salaries are normally reviewed on an annual basis, however, adjustments may occur at the time of notable changes in executive responsibility or in response to events that would impact the long-term retention of a key executive.

  •
  Annual Cash Incentives. Through annual cash incentives, a significant portion of total cash compensation is "at risk" and paid based on performance. However, in order to address significant leadership, recruitment and retention requirements during Nasdaq's transition to a stand-alone enterprise, some annual executive minimum cash incentives have been guaranteed through 2002 and, in some cases, 2003. In addition, in order to retain top executives, the Committee has formally adopted an Executive Retention Component to the CIP. Under the Executive Retention Component, executives whose base salaries equal or exceed $300,000 will have 20% (the "Retained Amount") of their annual Incentive Compensation Award retained by Nasdaq for 24 months from the date of the annual award payout. Retained Amounts are credited with interest at an annual rate of prime plus one percent, and are generally paid to the executive, provided he or she remains in the employ of Nasdaq at the conclusion of the 24 month period unless employment is earlier terminated on account of retirement, disability or death, in which case the Retained Amount is also paid. In general, in the event of termination by Nasdaq without cause a pro rata portion of the Retained Amount (plus the applicable interest) is paid.

  •
  Long-term Incentives. The Committee makes recommendations to the Equity Committee for executive equity based compensation. Executive officers were granted both stock options and restricted stock awards in 2001. Awards made in 2001 under the Equity Plan are exempt from the Section 162(m) limitation discussed below. The restricted stock awards have a longer vesting schedule (five years) than typical stock option grants to serve as a further long-term incentive. This emphasis on equity-based compensation reflects the Committee's and Equity Committee's views that there should be a close alignment between executive rewards and Stockholder value creation.

Section 162(m) of the Code provides a limit of $1,000,000 on the amount of compensation that may be deducted by a public company in any year in respect of each of the CEO and the next four most highly paid executive officers. Nasdaq became subject to this rule for the first time in 2001. The Committee has endeavored and will continue to endeavor to utilize certain transitional rules under the regulations governing Section 162(m) and other applicable exceptions. However, in order to maintain flexibility in compensating executive officers, to promote a variety of qualitative and quantitative goals, and to attract needed leadership, the Committee has not adopted a policy that all compensation must be deductible.

Nasdaq Performance

        In linking executive pay to performance, the Committee believes that the most important measure of Nasdaq performance is the increase in long-term stockholder value, attained through operating income, revenue growth and market share. The Committee also reviewed the 2001 corporate accomplishments for each business unit in determining executive compensation. The Committee approved the 2001 compensation awards for executive officers shown in the Summary Compensation Table that follows this report.

Profit Sharing and Retirement Plans

        Nasdaq provides both tax-qualified and a non-qualified savings and retirement plans. All eligible employees may participate in the tax qualified plans (both pension and savings). Participation by Nasdaq employees in the defined contribution tax-qualified 401(k) savings plan is approximately 80%. Nasdaq matches up to 4% of an employee's eligible compensation to this plan during the year and may make an additional discretionary contribution to the plan as approved by the Nasdaq Board on the Committee's recommendation, which may vary with the financial performance of Nasdaq. The discretionary match for 2001 was 1% of eligible compensation. The non-qualified plan is a supplemental executive retirement plan. See the table that appears in the compensation section of this Proxy Statement for a description of the benefits under that plan.

Compensation of the Chairman and CEO and of the President

        The determination of the compensation of Hardwick Simmons, Chairman and CEO of Nasdaq, as reflected in his employment agreement was based on a consideration of competitive industry pay practices and the recruitment needs of Nasdaq.

        Effective February 2001, Hardwick Simmons became CEO of Nasdaq, and assumed the role of Chairman in September 2001. Mr. Simmons' employment agreement provided for an initial annual salary of $750,000 and a guaranteed prorated annual cash incentive of $1,750,000 payable in February 2002. Mr. Simmons was awarded a $1,678,000 incentive compensation award for 2001 based on the Committee's consideration of the three key areas of Nasdaq performance: financial (profitability, revenue and expense reduction), sales and marketing (new product introduction, business unit revenue growth, retention of companies included in the Nasdaq-100) and operations business management (systems performance and reliability, delivery and efficiency). Twenty-percent of Mr. Simmons' incentive compensation will be retained by Nasdaq for 24 months pursuant to the Executive Retention Component discussed above. In addition, Mr. Simmons was awarded 1,000,000 stock options in 2001, and an additional 1,000,000 in 2002 under the Equity Plan. The first one-third of all options awarded to Mr. Simmons became exercisable in February 2002. On account of 2001, Nasdaq also contributed $8,500 to Mr. Simmons' account in the tax-qualified 401(k) savings plan.

        Similarly, the determination of the compensation of Richard Ketchum, President and Deputy Chairman of Nasdaq, as set forth in his employment agreement was based on considerations of competitive industry pay practices and the retention needs of Nasdaq.

        Mr. Ketchum's employment agreement provides him with guaranteed incentive compensation equal to 100% of his base salary. However, based upon Nasdaq's financial performance, its new product introduction and its improvements in operations and business management, the Committee awarded Mr. Ketchum a $650,000 incentive compensation award, of which 20% will be retained by Nasdaq for 24 months pursuant to the Executive Retention Component discussed above. The Committee also made a separate special award to Mr. Ketchum of $500,000, which will be paid in 24 months, provided Mr. Ketchum remains in the employ of Nasdaq. In 2001, Mr. Ketchum was awarded 360,000 stock options and 40,000 shares of restricted stock under the Equity Plan. The options became exercisable as to 33% of the shares underlying the options on December 31, 2001 and continue to vest over the next two years, such that 100% of the options will be vested on February 14, 2004. The restricted stock award vests 20% per year on each February 14 beginning with February 14, 2002. On account of 2001, Nasdaq contributed $8,500 to Mr. Ketchum's account in the tax-qualified 401(k) savings plan.

        The Committee is pleased to submit this report to the Stockholders with regard to the above matters.

                      Respectfully submitted,

                      The Management Compensation Committee

                      H. Furlong Baldwin, Chairperson
                      Michael Casey
                      John D. Markese
                      E. Stanley O'Neal
                      Richard C. Romano

                      The Employee Equity Plan Committee

                      Arvind Sodhani, Chairperson
                      H. Furlong Baldwin
                      Richard C. Romano

SUMMARY COMPENSATION TABLE

        The following table sets forth compensation awarded to or earned by the individuals who were, as of December 31, 2001, the CEO and the four most highly compensated employees other than the CEO, together with one additional individual who ceased to be an executive officer during 2001, but whose compensation would otherwise place him in the next four most highly compensated employees, for all services rendered to Nasdaq and its subsidiaries for the fiscal years ended December 31, 2001 and December 31, 2000.

		Annual Compensation				Long-Term Compensation
						Awards				Payouts
				Other Annual Compensation Awards ($) (e)
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus (1) ($) (d)			Restricted Stock Award(s) ($) (f)		Securities Underlying Options/SARs (#) (g) (2)		LTIP Payouts ($) (h)	All Other Compensation (3) ($) (i)
Hardwick Simmons, Chairman and CEO	2001 2000	750,000 —	1,678,000 —	— —		— —		1,000,000 —		— —	8,500 —
Alfred R. Berkeley, III, Vice Chairman	2001 2000	546,013 522,500	450,000 650,000	— —		206,700 —	(4)	69,700 —		— —	11,705 13,405
Richard G. Ketchum, President and Deputy Chairman (5)	2001 2000	546,013 522,500	1,150,000 1,750,000	— —		520,000 —	(6)	360,000 76	(7)	— —	11,705 13,405
John L. Hilley, Executive Vice President, and Chairman and CEO, Nasdaq International	2001 2000	470,250 450,000	729,750 950,000	— 408,720	(9)	390,000 237,500	(8) (10)	69,700 —		— —	11,385 13,085
David Weild, Vice Chairman and Executive Vice President, Corporate Client Group	2001 2000	307,692 —	700,000 —	— —		162,975 —	(11)	264,000 —		— —	3,400 —
Frank Zarb (12)	2001 2000	2,000,000 1,333,333	6,000,000 6,000,000	383,576 441,055	(13) (15)	780,000 —	(14)	1,014,000 140	(16)	— —	16,192 17,892

(1)
For 2001, includes $335,600, $90,000, $130,000, $145,950, and $140,000 with respect to Messrs. Simmons, Berkeley, Ketchum, Hilley, and Weild, respectively, which pursuant to the Executive Retention Component of the CIP will be paid only if the individual remains employed by Nasdaq 24 months following when incentive compensation was paid on account of 2001 (February 2002), or in the event of their earlier retirement, disability, death or involuntary termination without cause (in the latter case, in general, a pro rata portion will be paid). In 2001, Mr. Ketchum was also awarded a special deferred award of $500,000 payable in February 2004. For 2000, includes $800,000, $130,000, $950,000, and $390,000 with respect to Messrs. Zarb, Berkeley, Ketchum, and Hilley, respectively, which amounts will be paid only if the individual remains employed by Nasdaq on December 31, 2002 or in the event of their prior retirement (as was the case with respect to Mr. Zarb effective February 23, 2002) permanent disability, death or involuntary termination without cause.

(2)
Unless otherwise noted, represents number of shares underlying stock options issued under the Equity Plan in 2001.

(3)
In 2001, represents Nasdaq's contributions to 401(k) plan and payment in respect of forgiveness of loan in the amount of $3,205 each for Mr. Berkeley and Mr. Ketchum, $2,885 for Mr. Hilley, and $7,692 for Mr. Zarb. In 2000, represents Nasdaq contributions to 401(k) plan and payment in respect of a forgiveness of loan in the amount of $7,692 for Mr. Zarb; $3,205 for each of Messrs. Berkeley and Ketchum; $2,885 for Mr. Hilley.

(4)
Represents 15,900 shares of restricted stock issued to Mr. Berkeley under the Equity Plan. The restricted stock vests 20% per year on each February 14th beginning February 14, 2002.

(5)
In 2000, the NASD paid approximately 25% of Mr. Ketchum's salary and bonus for services rendered.

(6)
Represents 40,000 shares of restricted stock granted to Mr. Ketchum on February 14, 2001 under the Equity Plan, which vests 20% per year on each February 14th beginning February 14, 2002.

(7)
Represents a seven-year option to purchase Nasdaq Japan common stock (after giving effect to the four-for-one stock split that was effective as of April 2001) that was granted by Nasdaq Global (50%) and SOFTBANK (50%).

(8)
Represents 30,000 shares of restricted stock granted to Mr. Hilley on February 14, 2001 under the Equity Plan, which vests 20% per year on each February 14th beginning February 14, 2002.

(9)
Includes Nasdaq paid taxes.

(10)
Represents the grant of an award, effective as of May 12, 2000, of 1,900 shares of restricted common stock of Nasdaq Japan (after giving effect to the four-for-one stock split that was effective as of April 2001), vesting one-third on each of June 1, 2000, June 1, 2001 and June 1, 2002, based on a value of $125.00 per share on the grant date (after giving effect to the four-for-one stock split that was effective as of April 2001). As of December 31, 2001, the aggregate value (after giving effect to the four-for-one stock split that was effective as of April 2001) of the then-unvested shares was approximately $4.0 million and the aggregate value of the then-vested shares was approximately $7.9 million, in each case based upon the valuation of shares of Nasdaq Japan sold in a private placement transaction that occurred in December 2001. Dividends (if any) on restricted shares of Nasdaq Japan are paid to the award holder.

(11)
Represents 15,900 shares of restricted stock granted to Mr. Weild on October 4, 2001 under the Equity Plan, which vests 20% per year on each February 14th beginning February 14, 2002.

(12)
In 2001, the NASD paid approximately 50% of Mr. Zarb's salary and bonus. Mr. Zarb served as Chairman of the Nasdaq Board during the fiscal year ended December 31, 2000 and until September 26, 2001, and he served as the CEO of Nasdaq during the fiscal year ended December 31, 2000 and until February 1, 2001. In addition, in 2000, the NASD paid approximately 50% of Mr. Zarb's salary and bonus for services rendered. Mr. Zarb served as CEO of the NASD through November 1, 2000 and as Chairman through September 20, 2001.

(13)
Includes Nasdaq paid taxes.

(14)
Represents 60,000 shares of restricted stock granted to Mr. Zarb on February 14, 2001 under the Equity Plan, which vested on September 26, 2001 upon Mr. Zarb's relinquishment of his position and duties as Chairman and CEO.

(15)
Includes $221,735 in respect of the purchase of Mr. Zarb's residence.

(16)
Represents a seven-year option to purchase Nasdaq Japan common stock (after giving effect to the four-for-one stock split that was effective as of April 2001) that was granted by Nasdaq Global (50%) and SOFTBANK (50%).

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        The following table provides information on stock option grants made in 2001 to the named executive officers with respect to shares of Common Stock. No options to acquire shares of Nasdaq Japan were granted in 2001.

Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
	Number of Securities Underlying Option/SARs Granted (#) (b) (1)
			Percent of Total Options/ SARs Granted to Employees in Fiscal Year (c)
				Exercise or Base Price ($/Sh) (d)
Name (a)					Expiration Date (e)	5%($) (f)		10%($) (g)
Hardwick Simmons	1,000,000	(2)	9.3%	$13.00	February 1, 2011	$8,175,630		$20,718,652
Alfred R. Berkeley, III	69,700		0.7%	$13.00	February 14, 2011	$569,841		$1,444,090
Richard G. Ketchum	360,000		3.4%	$13.00	February 14, 2011	$2,943,227		$7,458,715
John L. Hilley	69,700		0.7%	$13.00	February 14, 2011	$569,841		$1,444,090
David Weild IV	264,000		2.5%	$10.25	October 4, 2011	$1,701,789		$4,312,667
Frank Zarb	1,014,000	(3)	9.4%	$13.00	September 26, 2006	$4,125,863	(4)	$9,258,034	(4)

(1)
Unless otherwise noted, options become exercisable as to 33% of the shares underlying the option on December 31, 2001, as to 50% on August 14, 2002, as to 66% of February 14, 2003, as to 83% on August 14, 2003, and as to 100% on February 14, 2004, and were granted under the Equity Plan.

(2)
Options become exercisable with respect to 333,333 shares on each of February 1, 2002 and 2003, and as to 333,334 shares on February 1, 2004.

(3)
Options became 100% exercisable on September 26, 2001 upon Mr. Zarb's relinquishment of his position and duties as Chairman and CEO of Nasdaq. On December 25, 2001, 7,692 options expired by their terms, and the remainder remain exercisable through September 26, 2006.

(4)
Value based on 1,006,308 shares (excludes 7,692 shares that expired on December 25, 2001).

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

        The following table provides information on the number of options to purchase Common Stock of Nasdaq and Nasdaq Japan exercised or held by the named executive officers at fiscal year end 2001.

Name (a)	Shares Acquired on Exercise (#) (b)	Value Realized ($) (c)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) Exercisable/ Unexercisable (d)	Value of Unexercised in-the-Money Options/SARs at Fiscal Year-End(1) ($)Exercisable/ Unexercisable (e)
Hardwick Simmons	0	0	0/1,000,000(1)	0
Alfred R. Berkeley, III	0	0	23,001/46,699(1)	0
Richard G. Ketchum	0	0	118,800/241,200(1) 25/51(2)	0 153,125/312,375
John L. Hilley	0	0	23,001/46,699(1)	0
David Weild IV	0	0	87,120/176,880(1)	239,580/486,420
Frank G. Zarb	0	0	1,006,308/0(1),(3) 47/93(2)	0 287,875/569,625

(1)
The fair market value per share of Common Stock on December 31, 2001 was $13.00.

(2)
The fair market value per share of Nasdaq Japan common stock on December 31, 2001 was $6,250 (after giving effect to the four-for-one stock split that was effective as of April 2001) based upon the valuation of shares of Nasdaq Japan sold in a private placement transaction that occurred in December 2001.

(3)
All of Mr. Zarb's options are fully vested and exercisable. On December 25, 2001, 7,692 of Mr. Zarb's options expired by their terms.

EMPLOYMENT AGREEMENTS

Mr. Hardwick Simmons

        Nasdaq is party to an employment agreement with Mr. Hardwick Simmons (the "Simmons Agreement"). The Simmons Agreement has a term of three years commencing on February 1, 2001 (the "Term"). The Simmons Agreement provides (i) annual base salary of $750,000, (ii) incentive compensation for 2001 of $1,750,000 prorated for partial years served and (iii) incentive compensation for the second and third years of the Term equal to no less than 100% of base salary. The Simmons Agreement was amended effective as of February 1, 2002 to conform to the Executive Retention Component of Nasdaq's CIP, which provides that Nasdaq will retain 20% of Mr. Simmons' incentive compensation for 24 months following the date incentive compensation is paid with respect to each calendar year. Retained Amounts are credited with interest at an annual rate of prime plus 1%, and will be paid provided Mr. Simmons remains in the employ of Nasdaq at the conclusion of the 24 month period, unless his employment is earlier terminated on account of retirement, disability or death in which case the Retained Amount (plus the applicable interest) is also paid. Under the terms of the Simmons Agreement and Amendment Number One thereto effective as of February 1, 2001, Mr. Simmons was granted 1,000,000 non-qualified stock options on February 1, 2001 and an additional 1,000,000 on February 1, 2002, all of which vest as to one-third of the shares underlying these grants on February 1, 2002 and as to an additional one-third on each February 1st thereafter. If Mr. Simmons' employment is terminated without cause by Nasdaq, or for good reason by Mr. Simmons, he is entitled to: (i) his annual base salary and minimum guaranteed incentive compensation expressed as a monthly amount multiplied by the remaining number of full or partial months in the Term;

and (ii) any benefits under Nasdaq's regular benefit plans. In addition, upon his termination by Nasdaq without cause a pro rata portion of the Retained Amount (plus the applicable interest) is also due and payable. The Simmons Agreement provides a supplemental executive pension benefit equal to the present value of the benefit he would have accrued under the qualified plan in which Nasdaq participates without regard to any Internal Revenue Service limitation on includable compensation or benefits and without regard to any vesting requirements. Mr. Simmons is also entitled to this pension benefit upon his death, permanent disability, or termination by Nasdaq without cause or by Mr. Simmons for good reason. This pension benefit will be provided in the form of a lump sum within 15 days of the expiration of the Term or earlier termination.

Mr. Berkeley

        A May 1996 letter sets forth certain terms and conditions of Mr. Berkeley's employment that commenced on May 31, 1996. The letter provides that if the Nasdaq Board or the NASD Board terminates Mr. Berkeley's employment without cause, Nasdaq is obligated to continue to pay Mr. Berkeley his then effective monthly salary for a period of 24 months following the date of such termination.

Mr. Ketchum

        Nasdaq has entered into an employment agreement with Mr. Ketchum (the "Ketchum Agreement"), the term of which commenced as of December 30, 2000 and will continue until December 31, 2003 with automatic one-year renewals thereafter unless either party, at least six months prior to the expiration of the term, gives a notice of its intent not to renew the term. The Ketchum Agreement provides Mr. Ketchum with (i) a base salary at an annual rate not less than the rate of base salary in effect on December 30, 2000, and (ii) guaranteed incentive compensation for each calendar year during the term in an amount equal to 100% of base salary as in effect on December 31 of the preceding year. Effective as of February 1, 2002, the Ketchum Agreement was amended to conform to the Executive Retention Component of Nasdaq's CIP, which provides that Nasdaq will retain 20% of Mr. Ketchum's incentive compensation for 24 months following the date incentive compensation is paid with respect to each calendar year. Retained Amounts are credited with interest at an annual rate of prime plus 1%, and will be paid provided Mr. Ketchum remains in the employ of Nasdaq at the conclusion of the 24 month period, unless his employment is earlier terminated on account of retirement, disability or death in which case the Retained Amount (plus the applicable interest) is also paid.

        Under his agreement, Mr. Ketchum will be fully vested in his supplemental retirement benefits under the NASD's Supplemental Executive Retirement Plan upon the attainment of age 53 while employed and completion of five years of service or if his employment with Nasdaq terminates (i) due to death or disability, (ii) by Nasdaq without cause or (iii) by Mr. Ketchum for good reason. Under the terms of the Ketchum Agreement, Mr. Ketchum is entitled to receive a payment in an amount equal to two times his then effective base salary (the "Ketchum Stay Bonus") if Mr. Ketchum is (i) employed by Nasdaq as of August 9, 2002, (ii) if his employment is terminated due to death or disability, (iii) if he terminates employment for good reason or (iv) Nasdaq terminates Mr. Ketchum's employment without cause.

        Further, if Mr. Ketchum's employment is terminated without cause or if Mr. Ketchum terminates his employment for good reason, Nasdaq is obligated to pay to Mr. Ketchum: (i) the Ketchum Stay Bonus if not previously paid; (ii) a pro rata portion of the incentive compensation for the year of termination (including any Retained Amount plus interest at the applicable rate); and (iii) a lump sum cash payment equivalent to continuation of base salary and incentive compensation until the later of (x) the end of the term of the Ketchum Agreement or (y) 24 months following the date of such termination of employment. Nasdaq will also continue to provide Mr. Ketchum with health coverage at its expense for such period.

        The Ketchum Agreement also provides that if Mr. Ketchum becomes subject to any "golden parachute" excise tax, Nasdaq is obligated to make additional payments to Mr. Ketchum to offset the effect of such tax. In addition, Mr. Ketchum has agreed to be subject to certain post-termination restrictive covenants relating to non-competition, non-solicitation, non-disparagement and confidentiality.

Mr. Hilley

        Nasdaq has entered into an employment agreement with Mr. Hilley, which commenced as of December 30, 2000 and will continue until December 31, 2003 with automatic one-year renewals, thereafter, unless either party, at least six months prior to the expiration of the term, gives a notice of its intent not to renew the term.

        Mr. Hilley's employment agreement provided Mr. Hilley with an annual salary at a rate not less than the rate of annual salary in effect for 1999. Mr. Hilley's employment agreement was amended effective as of February 1, 2002 (collectively with the employment agreement the "Hilley Agreement") to: (i) remove the concept of total annual salary and provide for both an annual salary and incentive compensation component (which together must be not less than $1.2 million, the rate of Mr. Hilley's annual salary in effect for 1999); and (ii) conform to the Executive Retention Component of Nasdaq's CIP, which provides that Nasdaq will retain 20% of Mr. Hilley's incentive compensation for 24 months following the date incentive compensation is paid with respect to each calendar year. Retained Amounts are credited with interest at an annual rate of prime plus 1%, and will be paid provided Mr. Hilley remains in the employ of Nasdaq at the conclusion of the 24 month period, unless his employment is earlier terminated on account of retirement, disability or death (or if his employment terminates after the initial term of the Hilley Agreement, December 31, 2003), in which case the Retained Amount (plus the applicable interest) is also paid.

        Under the terms of the Hilley Agreement, Mr. Hilley will be fully vested in his supplemental retirement benefits under the NASD's Supplemental Executive Retirement Plan upon the attainment of age 55 while employed and completion of five years of service or if his employment with Nasdaq terminates (i) due to death or disability, (ii) by Nasdaq without cause or (iii) by Mr. Hilley for good reason. For purposes of the NASD's Supplemental Executive Retirement Plan, Mr. Hilley's compensation is deemed to be the sum of (x) one-half of the sum of his annual salary and incentive compensation and (y) one-third of one-half of the sum of his annual salary and incentive compensation. In addition, the Hilley Agreement provides for a payment of not less than $2.4 million (which is two times the sum of Mr. Hilley's annual salary and incentive compensation) (the "Hilley Stay Bonus"), (i) if Mr. Hilley is employed by Nasdaq as of August 9, 2002, (ii) if his employment is terminated due to death or disability, (iii) if he terminates employment for good reason or (iv) if Nasdaq terminates his employment without cause.

        In addition, if Mr. Hilley's employment is terminated without cause or if Mr. Hilley terminates employment for good reason, Nasdaq is obligated to pay Mr. Hilley (i) the Hilley Stay Bonus if not previously paid, and (ii) a lump sum cash payment equal to his annual salary and any incentive compensation (including any Retained Amounts plus interest at the applicable rate) through the later of (x) the end of the term of the Hilley Agreement or (y) 24 months following the date of termination. Nasdaq will also continue to provide Mr. Hilley with health coverage at its expense during such period.

        The Hilley Agreement provides that if Mr. Hilley becomes subject to any "golden parachute" excise tax, Nasdaq is obligated to make additional payments to Mr. Hilley to offset the effect of such tax. In addition, Mr. Hilley has agreed to be subject to certain post-termination restrictive covenants relating to non-competition, non-solicitation, non-disparagement and confidentiality.

Mr. Weild

        A March 8, 2001 letter, amended and restated on March 21, 2002, sets forth certain terms of Mr. Weild's employment, which commenced on March 12, 2001. The letter provides Mr. Weild with (i) a base salary of $400,000 and (ii) guaranteed minimum annual incentive compensation of $700,000 for each of calendar years 2001 and 2002. In the event that Mr. Weild is terminated without cause or resigns for good reason prior to receiving such minimum guaranteed incentive compensation earned on account of 2001 and 2002, Nasdaq is obligated to pay Mr. Weild such amounts. However, Mr. Weild's annual incentive compensation is also subject to the Executive Retention Component of Nasdaq's CIP, and accordingly, any amounts retained by Nasdaq pursuant to such Executive Retention Component will be paid in accordance with the terms of such program.

Mr. Zarb

        The NASD and Nasdaq are parties to an employment agreement with Mr. Frank Zarb (the "Zarb Agreement"). The Zarb Agreement had an initial term of three years commencing on February 24, 1997 (the "Initial Term") and continued for an additional period of two years immediately following the Initial Term (the "Additional Term," and together with the Initial Term, the "Full Term").

        The Zarb Agreement provided for (i) an annual base salary of $1,200,000 for the period February 24, 1997 through October 31, 2000 and $2,000,000 for the period November 1, 2000 through the remainder of the Full Term (February 2002), and (ii) incentive compensation as the Management Compensation Committee of the NASD may award in its discretion, but guaranteed (x) that such incentive compensation for each full year of service during the Full Term may not be less than 50% of Mr. Zarb's base salary for such year, and (y) that such incentive compensation for the second year of the Additional Term may not be less than $4,000,000. In addition, under the Zarb Agreement, (x) during the first year of the Additional Term, the aggregate annual base salary and incentive compensation paid to Mr. Zarb may not be less than the aggregate annual amount paid to Mr. Zarb for the second or third year of the Initial Term, whichever was greater and, (y) during the second year of the Additional Term, the aggregate annual base salary and incentive compensation paid to Mr. Zarb may not be less than the aggregate annual amount paid to Mr. Zarb for the third year of the Initial Term or the first year of the Additional Term, whichever was greater.

        Under the terms of the Zarb Agreement, Nasdaq has (1) fully vested all stock options granted to Mr. Zarb upon his relinquishment of his position and duties under the circumstances set forth in the Zarb Agreement (which relinquishment occurred in September 2001) and permitted the exercise of the options during the three month period thereafter for incentive stock options (which options expired in December 2001) and during the five-year period thereafter for all other stock options and (2) caused all restrictions on any restricted stock awarded to Mr. Zarb by Nasdaq to lapse upon the foregoing relinquishment. Mr. Zarb continued to be a Nasdaq employee pursuant to the Zarb Agreement until his retirement on February 23, 2002.

        Under the terms of the Zarb Agreement, Mr. Zarb became fully vested in his benefits under the NASD Supplemental Executive Retirement Plan (which benefits may be payable in a lump sum) upon the completion of the Initial Term. Under the Zarb Agreement, beginning on February 24, 2002, and for a period of five years thereafter, Mr. Zarb will be entitled to an annual consulting fee of $100,000 (plus $2,000 per hour for any hours in excess of 50 hours in any calendar year) and certain fringe benefits and perquisites, provided that Mr. Zarb makes himself available to provide consulting services to Nasdaq or the NASD during such period and does not commence employment with another employer or recommence employment with the NASD during such period.

PENSION PLAN TABLE

        Nasdaq's executive officers participate in the NASD's qualified plan and Supplemental Executive Retirement Plan. Under these plans executive officers earn an aggregate benefit expressed as an annual annuity equal to 6% of their final average compensation for each year of service up to a maximum of 10 years. Final average compensation is the average annual salary plus one-third of the annual bonus (incentive compensation) for the highest five-year period of service, except in the case of Mr. Hilley (as described in the section entitled "Employment Agreements" above). As of December 31, 2001, the estimated credited years of service for Mr. Berkeley is 5.58 years, Mr. Ketchum is 10.67 years, Mr. Hilley is 3.92 years, Mr. Weild is 0.83 years and, Mr. Zarb is 4.83 years. The following table sets forth the aggregate annual benefit payable under the plans for various levels of remuneration and years of service. Such benefits are not reduced by benefits received under social security or other offsets. Mr. Simmons' supplemental executive pension benefit is described in the section entitled "Employment Agreements" above, and is payable only as a lump sum. Mr. Simmons' benefit is equal to the present value of the benefit he would have accrued under the NASD's qualified plan (without regard to any vesting condition or Internal Revenue Service limitations on benefits or compensation), or approximately 1.75% of his final average earnings for each year of service. Mr. Simmons' estimated credited years of service as of December 31, 2001 is 0.92 years.

	Years of Service
Remuneration
	5	10	15	20	25	30
500,000	150,000	300,000	300,000	300,000	300,000	300,000
600,000	180,000	360,000	360,000	360,000	360,000	360,000
700,000	210,000	420,000	420,000	420,000	420,000	420,000
800,000	240,000	480,000	480,000	480,000	480,000	480,000
900,000	270,000	540,000	540,000	540,000	540,000	540,000
1,000,000	300,000	600,000	600,000	600,000	600,000	600,000
1,500,000	450,000	900,000	900,000	900,000	900,000	900,000
2,000,000	600,000	1,200,000	1,200,000	1,200,000	1,200,000	1,200,000
3,000,000	900,000	1,800,000	1,800,000	1,800,000	1,800,000	1,800,000

Performance Graph

        A graph comparing the yearly cumulative total return for the Common Stock to the yearly cumulative total returns for the S&P 500 Composite Index and a peer index is not included because there is no public trading market for the Common Stock.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Exchange Act and regulations of the SEC thereunder require Nasdaq's executive officers and directors, and persons who own more than 10% of a registered class of Nasdaq's equity securities collectively, to file reports of initial ownership and changes in ownership with the SEC. These individuals became subject to Section 16(a) on June 29, 2001 as a result of the effectiveness of Nasdaq's registration statement on Form 10. Based solely on its review of copies of such forms received by Nasdaq, or on written representations from certain reporting persons that no other reports were required for such persons, Nasdaq believes that during 2001, substantially all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with. Nasdaq is aware of exceptions related to Form 3 filings that were filed after the applicable time period. One such Form 3 was filed by the NASD, and the other Form 3 was filed by Bruce Turner (Nasdaq's Executive Vice President—Transaction Services from July 2001 until April 2002). Nasdaq is also aware of one additional exception related to the Form 5 filed by Denise B. Stires (Nasdaq's Executive Vice President—Marketing and Investor Services) that was filed one day after the applicable time period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The NASD and Amex

        Nasdaq's legal authority to operate as a stock market is delegated to it by the NASD under a plan approved by the SEC (the "Delegation Plan"). Although Nasdaq has initiated the process with the SEC to become registered as a national securities exchange ("Exchange Registration"), Exchange Registration is not expected to occur until later this year. There can be no assurance at this time that Exchange Registration will occur or that the Exchange Registration will occur in a timely fashion.

        As a result, prior to Exchange Registration, Nasdaq will continue to operate under the Delegation Plan, pursuant to which the NASD has delegated responsibility for market operation functions to Nasdaq. Although Nasdaq exercises primary responsibility for market-related functions, including market-related rulemaking and interpretations, all actions taken pursuant to authority delegated by the NASD are subject to review, ratification, or rejection by the NASD Board. As long as the Delegation Plan remains in effect, the NASD Board will continue to have authority over Nasdaq. The current structure will continue until Nasdaq is reconstituted as a self-regulatory organization, which will become effective upon Exchange Registration.

        Currently, Messrs. Simmons, Baldwin, Markese, Romano, and Sodhani are members of the NASD Board as well as members of the Nasdaq Board.

        Although it is contemplated that the NASD will eventually divest completely its ownership interest in Nasdaq, there may still exist certain contractual relationships between the parties once this happens. For example, prior to the Private Placements, Nasdaq had access to many support functions of the NASD, including certain financial services, real estate, legal, information services and corporate and administrative services. On June 28, 2000, the NASD and Nasdaq entered into an interim Separation and Common Services Agreement, which was extended beyond its original expiration date of December 31, 2001 and is now scheduled to expire May 31, 2002. Nasdaq and the NASD are currently in negotiations for a new Separation and Common Services Agreement, under which the NASD will continue to supply similar support services. Under the existing Separation and Common Services Agreement, Nasdaq pays to the NASD the costs of the services provided, including any incidental expenses associated with such services. Nasdaq has contracted with the NASD to provide such services because of the NASD's expertise and experience in providing such services to Nasdaq, resulting in cost savings and greater efficiency for Nasdaq. Nasdaq's costs for services provided by the NASD in 2001 were approximately $32.1 million. Nasdaq anticipates that the annual costs for services under the contract will drop in future years as Nasdaq reviews the provision of these services and continues to internalize more of these services or seeks alternative third party providers.

        In addition, on June 28, 2000, Nasdaq and NASDR, a wholly-owned subsidiary of the NASD, entered into a Regulatory Services Agreement pursuant to which NASDR or its subsidiaries will provide regulatory services to Nasdaq and its subsidiaries commencing upon the effectiveness of Exchange Registration. The term of the Regulatory Services Agreement is 10 years. The services will be of the same type and scope as are currently provided by NASDR to Nasdaq under the Delegation Plan. Each regulatory service is to be provided for a minimum of five years, after which time the parties may determine to terminate the provision by NASDR of a particular service. The termination of a particular service will generally be based upon a review of pricing and the need for such services. In 2001, Nasdaq paid NASDR approximately $83.8 million for regulatory services. Nasdaq expects the cost of these services provided by the NASDR will be approximately the same in future years (subject to general cost increases associated with inflation) unless an unanticipated event requires additional spending for regulatory services.

        Nasdaq pays the NASD and certain of its subsidiaries for the use of approximately 83,308 square feet of office space. Nasdaq pays approximately $3.0 million in the aggregate per year to the NASD for the use of this space. In addition, Nasdaq has agreed to lease an additional 31,034 square feet of office space beginning in 2004, for approximately $1.6 million in the aggregate per year.

        On May 3, 2001, Nasdaq repurchased 18,461,538 shares of Common Stock from the NASD in connection with the Hellman & Friedman transaction described below, for $13.00 per share or an aggregate purchase price of $239,999,994. This price was determined following discussions between members of management of Nasdaq and members of management of the NASD and is the same price at which shares of Common Stock were sold in January 2001 in Phase II of the Private Placements.

        On March 8, 2002, Nasdaq completed a two-stage repurchase of an additional 33,768,895 shares of Common Stock owned by the NASD, which represented all of the outstanding shares of Common Stock owned by the NASD, except for the 43,225,976 shares of Common Stock underlying the warrants issued by the NASD in the Private Placements. Nasdaq purchased these shares of Common Stock for $305,155,435 in aggregate cash consideration, 1,338,402 shares of Nasdaq's Series A Cumulative Preferred Stock (the "Series A Stock") and one share of the Series B Stock (the "Repurchase"). The cash portion of the consideration was paid by Nasdaq from available cash. The NASD owns all of the outstanding shares of Series A Stock and Series B Stock. All of the shares of Common Stock repurchased by Nasdaq from the NASD are no longer outstanding.

        In connection with the Repurchase, Nasdaq and the NASD have entered into an Investor Rights Agreement, pursuant to which Nasdaq has granted the NASD certain registration rights with respect to the Series A Stock and the shares of Common Stock underlying the warrants issued by the NASD in the Private Placements. In addition, under the Investors Rights Agreement, the NASD may direct, subject to the terms and conditions set forth in the Investor Rights Agreement, that Nasdaq allow NASD members to subscribe to purchase up to 10,295,403 shares of Common Stock in the event of an initial public offering for cash of the Common Stock (the "IPO").

        The Delegation Plan requires that the NASD retain greater than 50% of the voting control over Nasdaq. The share of Series B Stock issued to the NASD in the Repurchase will ensure that the NASD maintains voting control until Exchange Registration. The voting power of the share of Series B Stock is recalculated for each matter presented to Stockholders as of the record date for the determination of the Stockholders entitled to vote on the matter. The NASD, as holder of the share of Series B Stock, will be entitled to cast the number of votes that, together with all other votes that the NASD is entitled to vote by virtue of ownership, proxies or voting trusts, enables the NASD to cast one vote more than one-half of all votes entitled to be cast by Stockholders. In addition, the shares of Common Stock underlying unexercised and unexpired warrants as well as shares of Common Stock purchased through the valid exercise of warrants, will be voted by a trustee at the direction of the NASD until Exchange Registration. Shares of Series A Stock do not have voting rights, except for the right as a class to elect two new directors to the Board of Directors at any time distributions on the Series A Stock are in arrears for four consecutive quarters and as otherwise required by Delaware law. If Nasdaq obtains Exchange Registration, the share of Series B Stock will automatically lose its voting rights and will be redeemed by Nasdaq. Nasdaq may redeem the shares of Series A Stock at any time after Exchange Registration and is required to use the net proceeds from an IPO, and upon the occurrence of certain other events, to redeem all or a portion of the Series A Stock.

        On February 6, 2002, Nasdaq, the NASD, and Amex entered into a Technology Transition Agreement to provide for the sharing of certain administrative and regulatory technologies between Nasdaq and Amex and the provision of certain technology services by Nasdaq to Amex. This agreement replaces the existing technology arrangements among the parties that resulted from the NASD's acquisition of Amex in 1998. Depending upon the applicable service or technology, the term of the agreement ranges between three months and two years while Amex reconstructs these services and technologies in-house, with an option for Amex to extend the term for certain services for up to one year. Pursuant to the agreement, Amex will pay Nasdaq the direct costs of the services provided by Nasdaq, plus certain administrative costs. In addition, this agreement establishes a fund, administered by the NASD, to pay the costs incurred by Nasdaq and Amex in the implementation of this agreement. Nasdaq and the NASD have each agreed to contribute up to $14.5 million to this fund. The parties also entered into a Master Agreement on February 6, 2002 to govern certain non-technology related matters among the parties and their respective affiliates. This agreement, among other things, sets forth the terms, as between Nasdaq and Amex, of rights to list and trade certain securities. Under the agreement, Amex will pay annual license fees of between $4.5 million and $5.5 milion to Nasdaq. The parties are in the process of scheduling regulatory review of the Technology Transition Agreement and the Master Agreement.

Hellman & Friedman

        On May 3, 2001, Nasdaq issued and sold $240 million in aggregate principal amount of its Subordinated Notes to Hellman & Friedman. The Subordinated Notes are convertible at any time into an aggregate of 12,000,000 shares of Common Stock, subject to adjustment, in general, for any stock split, dividend, combination, recapitalization or other similar event. As of April 5, 2002, Hellman & Friedman owns approximately 13.8% of Nasdaq on an as-converted basis. In connection with the transaction, Nasdaq has agreed to use its best efforts to seek stockholder approval of the Charter Amendment. See "Proposal II" above. In addition, Nasdaq has also agreed that in the event that the Nasdaq Board approves an exemption from the foregoing 5% limitation for any person pursuant to the Certificate of Incorporation (other than an exemption granted in connection with a strategic market alliance) and seeks the concurrence of the SEC with respect thereto, Nasdaq will grant Hellman & Friedman a comparable exemption from such limitation and use its best efforts to obtain SEC concurrence with respect to such exemption. Nasdaq has granted Hellman & Friedman certain registration rights with respect to the shares of Common Stock underlying the Subordinated Notes. Additionally, Hellman & Friedman is permitted to designate one person reasonably acceptable to Nasdaq for nomination as a director of Nasdaq for so long as Hellman & Friedman owns Subordinated Notes and/or shares of Common Stock issued upon conversion representing at least 50% of the shares of Common Stock issuable upon conversion of the Subordinated Notes initially purchased. Nasdaq has elected F. Warren Hellman as a director of Nasdaq pursuant to the foregoing provision. Arthur Rock, a member of the Nasdaq Board, is an indirect limited partner of Hellman & Friedman.

Directors and Officers

        In 2001, Nasdaq made loans to two executive officers, David P. Warren and Dean Furbush, in the amounts of $225,000 and $350,000, respectively, which have been evidenced by promissory notes. The loans were advanced in two stages, $125,000 on May 22, 2001 and $100,000 on August 14, 2001 for Mr. Warren, and $100,000 on May 15, 2001 and $250,000 on June 11, 2001 for Mr. Furbush. Mr. Warren's loan agreement and promissory note was executed on December 28, 2001, and Mr. Furbush's loan agreement and promissory note was executed on December 30, 2001. These full recourse promissory notes are unsecured and bear interest at a rate of 5.13% compounded annually. The full amount of these loans remained outstanding as of December 31, 2001. The outstanding principal together with unpaid interest on each of the promissory notes is due and payable on the earlier of (i) May 1, 2006, (ii) three business days after the applicable executive officer's employment with Nasdaq is terminated by Nasdaq for cause or by the executive officer for any reason, other than his death or disability, (iii) 365 days following the death or disability of the applicable executive officer, (iv) 90 days after the applicable executive officer's employment with Nasdaq is terminated by Nasdaq for any reason, other than on account of cause, death or disability and (v) an event of default with respect to the applicable executive officer. The purpose of each of the loans was for the acquisition of the principal residence of each of the respective executive officers.

        Certain officers of Nasdaq were awarded restricted shares of Nasdaq Japan common stock or options to purchase shares of Nasdaq Japan common stock. See "Security Ownership of Certain Beneficial Owners and Management." In connection with the Equity Plan, officers of Nasdaq received awards of options to purchase shares of Common Stock and/or restricted shares of Common Stock. Non-employee directors are to be awarded 5,000 stock options each year under the Equity Plan. In connection with the ESPP, employees (including employees who are directors) have the opportunity to purchase shares of Common Stock.

        On November 12, 2001, Nasdaq sold an aggregate amount of 535,000 shares of Common Stock to five members of the Nasdaq Board of Directors and 500,000 shares of Common Stock to Hellman & Friedman pursuant to a purchase program for an aggregate offering price of $10,608,750. All of the foregoing shares were sold in a private transaction pursuant to Section 4(2) of the Securities Act. No underwriter was used in these transactions.

AUDIT COMMITTEE REPORT

        In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of Nasdaq. The complete text of the charter, which reflects standards set forth in new SEC regulations and Nasdaq rules, is reproduced in the appendix to this Proxy Statement.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Nasdaq that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of Nasdaq's internal controls and the internal audit function's organization, responsibilities, budget, and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

        The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examination.

        The Audit Committee reviewed the audited financial statements of Nasdaq as of and for the fiscal year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of Nasdaq's financial statements and the independent auditors have the responsibility for the examination of those statements.

        Based on the above-mentioned review and discussions with the management and the independent auditors, the Audit Committee recommended to the Board of Directors that Nasdaq's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to Stockholder approval, of the independent auditors and the Board of Directors concurred in such recommendation.

                      Members of the Audit Committee:
                      John D. Markese, Chairman
                      William S. Cohen
                      F. Warren Hellman
                      Richard C. Romano
                      Martin S. Sorrell

STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

        Stockholders who wish to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Proxy Statement for Nasdaq's 2003 annual meeting of Stockholders must submit the same to Nasdaq's Corporate Secretary, Joan C. Conley, on or before December 31, 2002 at Nasdaq's headquarters, One Liberty Plaza, New York, New York 10006 and must otherwise comply with the requirements of Rule 14a-8.

        A Stockholder who wishes to nominate a person for election as director at an annual or special meeting, or to introduce an item of business at an annual meeting, must also comply with the procedures specified in Nasdaq's By-Laws. Under these procedures, a stockholder must submit the proposed nominee or proposed item of business by delivering a notice to be received by Nasdaq's Secretary at the above address in accordance with the following time frames:

  •
  In the case of a nomination or proposed item of business for an annual meeting, the notice must normally be delivered not more than 120 nor less than 90 days prior to the first anniversary of the prior year's meeting. Assuming the 2003 annual meeting of Stockholders is held on schedule, the notice must be delivered on or prior to the close of business on February 21, 2003 but no earlier than the close of business on January 22, 2003.
  •
  However, if Nasdaq holds its annual meeting on a date that is more than 30 days before or 70 days after such anniversary date, the notice must be delivered no earlier than 120 days prior to the date of the annual meeting nor later than the later of the ninetieth day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by Nasdaq.
  •
  If Nasdaq holds a special meeting to elect directors, a notice with respect to the nomination of a person for election as director must be delivered no earlier than 120 days prior to the date of the special meeting nor later than the later of the ninetieth day prior to the date of the special meeting or the tenth day following the day on which public announcement of the date of such meeting and the nominees proposed by the Nasdaq Board is first made by Nasdaq.

        The notice required by the By-Laws shall contain: (i) as to each person whom a Stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors under SEC rules and such person's written consent to be named in the proxy statement as a nominee and to serve as a director if elected; (ii) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such Stockholder, as they appear on Nasdaq's books, and of such beneficial owner, (B) the class and number of shares of capital stock of Nasdaq that are owned beneficially and of record by such Stockholder and such beneficial owner, (C) a representation that the Stockholder is a holder of record of stock of Nasdaq entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (D) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Nasdaq's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from Stockholders in support of such proposal or nomination.

                      THE NASDAQ STOCK MARKET, INC.

May 6, 2002

ANNEX A

AUDIT COMMITTEE CHARTER

Organization

        This Charter governs the operations of the Nasdaq Audit Committee. The Charter will be reviewed and reassessed, at least annually, by the Committee and will be approved by the Board of Directors. The Committee shall be appointed by the Board of Directors and shall consist of four or five Directors, each of whom is independent of management. Members of the Committee will be considered independent if, in the opinion of the Board of Directors, they have no relationship that may interfere with the exercise of their independence in carrying out the responsibilities of a director* and as provided in NASD Rule 4200(a)(14). The composition and responsibilities of the Audit Committee will be consistent with SEC guidance, and in particular with the SEC Order set forth in Release No. 34-37538. All Committee members will be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement, or will become able within a reasonable period after appointment to the Committee. At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual's financial sophistication, including service as a Chief Executive Officer, Chief Financial Officer, or other senior officer with financial oversight responsibilities.

Statement of Policy

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Company's audit, financial reporting and the legal and compliance process. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, internal auditors, and Nasdaq management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of Nasdaq and the power to retain independent counsel, or other experts, for this purpose.

Responsibilities and Processes

        The primary responsibility of the Audit Committee is to oversee Nasdaq's financial reporting process on behalf of the Board and report the results of these activities to the Board. Management is responsible for preparing Nasdaq's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate policy for quality financial reporting, sound business risk management practices, and ethical behavior.

        The following shall be the principal recurring processes of the Audit Committee in carrying out its responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

*
Industry Directors are not disqualified from serving on the Audit Committee solely because they are an employee or officer of a member firm, as long as they are not subject to one or more of the disqualifying situations as identified in NASD Rule 4200(a)(14).

1.
The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of Nasdaq's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement).

2.
The Committee is responsible for ensuring its receipt from the independent auditors at least annually of a formal written statement delineating all relationships between the auditor and Nasdaq, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the independent auditor. The Committee shall review all proposed Nasdaq hires formerly employed by the independent auditors.

3.
The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing, compensation, and resources. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including Nasdaq's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations. The internal auditors shall report directly to the Audit Committee and have free and open access to information deemed necessary by them to perform their assessments. The Audit Committee shall provide oversight over the system of internal controls, relying upon management's representations and the internal and independent auditors independent assessments of the controls.

4.
The Committee shall review the interim financial statements and earnings releases with management and the independent auditors prior to the filing of Nasdaq's quarterly report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for the purposes of this review.

5.
The Committee shall review with management and the independent auditors the financial statements to be included in Nasdaq's annual report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit, including the management letters and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

DEFINITIONS ASSOCIATED WITH AUDIT COMMITTEE CHARTER

NASD Rule 4200(a)(14)

        For purposes of the Rule 4200 Series, unless the context otherwise requires:

        "Independent Director" means a person other than an officer or employee of Nasdaq or its subsidiaries or any other individual having a relationship which, in the opinion of Nasdaq's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

    (A)
    A director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;

    (B)
    A director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

    (C)
    A director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

    (D)
    A director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

    (E)
    A director who is employed as an executive of another entity where any of Nasdaq's executives serve on that entity's compensation committee.

Definition of "executive officer"

        The term "executive officer" is not defined in the NASD Rules; however, for purposes of this Charter, we shall adopt the term as defined in Regulation D of the Securities Act of 1933, Rule 501(f). The Rule states that an "executive officer" shall mean the president, any vice president in charge of a principal business unit, division or function (such as sales, administration, or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the issuer. Executive officers of subsidiaries may be deemed executive officers of the issuer if they perform such policy making functions for the issuer.

ANNEX B

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

        Upon approval by the holders of 66 2/3% of the total number of votes of the Nasdaq Shares entitled to vote at the Annual Meeting, Articles Fourth, Ninth and Eleventh of the Restated Certificate of Incorporation shall be amended in their entirety to read as set forth below:

ARTICLE FOURTH

        A.    The total number of shares of stock which Nasdaq shall have the authority to issue is Three Hundred Thirty Million (330,000,000), consisting of Thirty Million (30,000,000) shares of Preferred Stock, par value $.01 per share (hereinafter referred to as "Preferred Stock"), and Three Hundred Million (300,000,000) shares of Common Stock, par value $.01 per share (hereinafter referred to as "Common Stock").

        B.    The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of Nasdaq (the "Board") is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series shall include, but not limited to, determination of the following:

        (1)  The designation of the series, which may be by distinguishing number, letter or title.

        (2)  The number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

        (3)  The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

        (4)  Dates at which dividends, if any, shall be payable.

        (5)  The redemption rights and price or prices, if any, for shares of the series.

        (6)  The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

        (7)  The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Nasdaq.

        (8)  Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of Nasdaq or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

        (9)  Restrictions on the issuance of shares of the same series or of any other class or series.

        (10) The voting rights, if any, of the holders of shares of the series.

        C. 1. (a) Except as may otherwise be provided in this Restated Certificate of Incorporation (including any Preferred Stock Designation) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

        (b)  Except as may otherwise be provided in this Restated Certificate of Incorporation or by applicable law, the holders of the 4.0% Convertible Subordinated Notes due 2006 (the "Notes") which may be issued from time to time by Nasdaq shall be entitled to vote on all matters submitted to a vote of the stockholders of Nasdaq, voting together with the holders of the Common Stock (and of any other shares of capital stock of Nasdaq entitled to vote at a meeting of stockholders) as one class. Each principal amount of Notes shall be entitled to a number of votes equal to the number of votes represented by the Common Stock of Nasdaq that could then be acquired upon conversion of such principal amount of Notes into Common Stock, subject to adjustments as provided in the Notes. Holders of the Notes shall be deemed to be stockholders of Nasdaq, and the Notes shall be deemed to be shares of stock, solely for the purpose of any provision of the General Corporation Law of the State of Delaware or this Restated Certificate of Incorporation that requires the vote of stockholders as a prerequisite to any corporate action.

        2.    Notwithstanding any other provision of this Restated Certificate of Incorporation, but subject to subparagraph 6 of this paragraph C. of this Article Fourth, in no event shall (i) any record owner of any outstanding Common Stock or Preferred Stock which is beneficially owned, directly or indirectly, as of any record date for the determination of stockholders and/or holders of Notes entitled to vote on any matter, or (ii) any holder of any Notes which are beneficially owned, directly or indirectly, as of any record date for the determination of stockholders and/or holders of Notes entitled to vote on any matter, by a person (other than an Exempt Person) who beneficially owns shares of Common Stock, Preferred Stock and/or Notes ("Excess Shares and/or Notes") in excess of five percent (5%) of the then-outstanding shares of stock generally entitled to vote as of the record date in respect of such matter, be entitled or permitted to vote any Excess Shares and/or Notes on such matter. For all purposes hereof, any calculation of the number of shares of stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of stock of which any person is the beneficial owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of filing this Restated Certificate of Incorporation.

        3.    The following definitions shall apply to this paragraph C. of this Article Fourth:

          (a)  "Affiliate" shall have the meaning ascribed to that term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of filing this Restated Certificate of Incorporation.

          (b)  A person shall be deemed the "beneficial owner" of, shall be deemed to have "beneficial ownership" of and shall be deemed to "beneficially own" any securities:

            (i)    which such person or any of such person's Affiliates is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of the filing of this Restated Certificate of Incorporation;

            (ii)  which such person or any of such person's Affiliates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the beneficial owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates until such tendered securities are accepted for purchase; or (B) the right to vote pursuant to any agreement, arrangement or understanding;

    provided, however, that a person shall not be deemed the beneficial owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

            (iii)  which are beneficially owned, directly or indirectly, by any other person and with respect to which such person or any of such person's Affiliates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to (b)(ii)(B) above) or disposing of such securities; provided, however, that (A) no person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such person's status or authority as such, to be the "beneficial owner" of, to have "beneficial ownership" of or to "beneficially own" any securities that are "beneficially owned" (as defined herein), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person, and (B) the Voting Trustee, as defined in the Voting Trust Agreement by and among Nasdaq, the National Association of Securities Dealers, Inc., a Delaware corporation (the "NASD"), and The Bank of New York, a New York banking corporation, as such may be amended from time to time (the "Voting Trust Agreement"), shall not be deemed, solely by reason of such person's status or authority as such, to be the "beneficial owner" of, to have "beneficial ownership" of or to "beneficially own" any securities that are governed by and held in accordance with the Voting Trust Agreement.

          (c)  A "person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity.

          (d)  "Exempt Person" shall mean Nasdaq or any Subsidiary of Nasdaq, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of Nasdaq or of any Subsidiary of Nasdaq, or any entity or trustee holding stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of Nasdaq or of any Subsidiary of Nasdaq.

          (e)  "Subsidiary" of any person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such person, and any corporation or other entity that is otherwise controlled by such person.

          (f)    The Board shall have the power to construe and apply the provisions of this paragraph C. of this Article Fourth and to make all determinations necessary or desirable to implement such provisions, including, but not limited to, matters with respect to (1) the number of shares of stock beneficially owned by any person, (2) the number of Notes beneficially owned by any person, (3) whether a person is an Affiliate of another, (4) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership, (5) the application of any other definition or operative provision hereof to the given facts, or (6) any other matter relating to the applicability or effect of this paragraph C. of this Article Fourth.

        4.    The Board shall have the right to demand that any person who is reasonably believed to hold of record or beneficially own Excess Shares and/or Notes supply Nasdaq with complete information as to (a) the record owner(s) of all shares and/or Notes beneficially owned by such person who is reasonably believed to own Excess Shares and/or Notes, and (b) any other factual matter relating to the applicability or effect of this paragraph C. of this Article Fourth as may reasonably be requested of such person.

        5.    Any constructions, applications, or determinations made by the Board, pursuant to this paragraph C. of this Article Fourth, in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon Nasdaq, its stockholders and the holders of the Notes.

        6.    Notwithstanding anything herein to the contrary, subparagraph 2 of this paragraph C. of this Article Fourth shall not be applicable to any Excess Shares and/or Notes beneficially owned by (a) the NASD or its Affiliates until such time as the NASD beneficially owns five percent (5%) or less of the outstanding shares of stock and/or Notes entitled to vote on the election of a majority of directors at such time, (b) any other person as may be approved for such exemption by the Board prior to the time such person beneficially owns more than five percent (5%) of the outstanding shares of stock and/or Notes entitled to vote on the election of a majority of directors at such time or (c) Hellman & Friedman Capital Partners IV, L.P., H&F International Partners IV-A, L.P., H&F International Partners IV-B, L.P., and H&F Executive Fund, L.P. if the Board has approved an exemption for any other person pursuant to Section 6(b) of this paragraph C. of this Article Fourth (other than an exemption granted in connection with the establishment of a strategic alliance with another exchange or similar market). The Board, however, may not approve an exemption under Section 6(b): (i) for a registered broker or dealer or an Affiliate thereof (provided that, for these purposes, an Affiliate shall not be deemed to include an entity that either owns ten percent or less of the equity of a broker or dealer, or the broker or dealer accounts for one percent or less of the gross revenues received by the consolidated entity); or (ii) an individual or entity that is subject to a statutory disqualification under Section 3(a)(39) of the Exchange Act. The Board may approve an exemption for any other stockholder or holder of Notes if the Board determines that granting such exemption would (A) not reasonably be expected to diminish the quality of, or public confidence in, The Nasdaq Stock Market or the other operations of Nasdaq, on the ability to prevent fraudulent and manipulative acts and practices and on investors and the public, and (B) promote just and equitable principles of trade, foster cooperation and coordination with persons engaged in regulating, clearing, settling, processing information with respect to and facilitating transactions in securities or assist in the removal of impediments to or perfection of the mechanisms for a free and open market and a national market system.

        7.    In the event any provision (or portion thereof) of this paragraph C. of this Article Fourth shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this paragraph C. of this Article Fourth shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision (or portion hereof) had been stricken herefrom or otherwise rendered inapplicable, it being the intent of Nasdaq, its stockholders and the holders of the Notes that each such remaining provision (or portion thereof) of this paragraph C. of this Article Fourth remains, to the fullest extent permitted by law, applicable and enforceable as to all stockholders and all holders of Notes, including stockholders and holders of Notes that beneficially own Excess Shares and/or Notes, notwithstanding any such finding.

* * *

ARTICLE NINTH

        Nasdaq reserves the right to amend, alter, change, or repeal any provisions contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred herein are granted subject to this reservation; provided, however, that the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph C. of Article Fourth, Article Fifth, Article Seventh, Article Eighth or this Article Ninth; provided further, however, the affirmative vote of at least 66 2/3% of the voting power of the holders of the outstanding Notes shall also be required to (i) amend paragraph C. of Article Fourth in a manner that would adversely affect the rights of the holders of the Notes thereunder without similarly affecting the rights of the holders of the Common Stock thereunder or (ii) amend this clause.

* * *

ARTICLE ELEVENTH

        In light of the unique nature of Nasdaq and its operations and in light of Nasdaq's status as a self-regulatory organization, the Board of Directors, when evaluating (A) any tender or exchange offer or invitation for tenders or exchanges, or proposal to make a tender or exchange offer or request or invitation for tenders or exchanges, by another party, for any equity security of Nasdaq, (B) any proposal or offer by another party to (1) merge or consolidate Nasdaq or any subsidiary with another corporation or other entity, (2) purchase or otherwise acquire all or a substantial portion of the properties or assets of Nasdaq or any subsidiary, or sell or otherwise dispose of to Nasdaq or any subsidiary all or a substantial portion of the properties or assets of such other party, or (3) liquidate, dissolve, reclassify the securities of, declare an extraordinary dividend of, recapitalize or reorganize Nasdaq, (C) any action, or any failure to act, with respect to any holder or potential holder of Excess Shares and/or Notes subject to the limitations set forth in subparagraph 2 of paragraph C. of Article Fourth, (D) any demand or proposal, precatory or otherwise, on behalf of or by a holder or potential holder of Excess Shares and/or Notes subject to the limitations set forth in subparagraph 2 of paragraph C. of Article Fourth or (E) any other issue, shall, to the fullest extent permitted by applicable law, take into account all factors that the Board of Directors deems relevant, including, without limitation, to the extent deemed relevant, (i) the potential impact thereof on the integrity, continuity and stability of The Nasdaq Stock Market and the other operations of Nasdaq, on the ability to prevent fraudulent and manipulative acts and practices and on investors and the public, and (ii) whether such would promote just and equitable principles of trade, foster cooperation and coordination with persons engaged in regulating, clearing, settling, processing information with respect to and facilitating transactions in securities or assist in the removal of impediments to or perfection of the mechanisms for a free and open market and a national market system.

ANNEX C

AMENDMENT TO EQUITY INCENTIVE PLAN

The first sentence of Section 4(a) of the Plan is hereby amended to read in its entirety as follows:

  (a)
  Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be 24,500,000 and the number of Shares with respect to which Awards (other than Options) may be granted under the Plan shall be 2,500,000.

This amendment shall be effective as of January 23, 2002, subject to its approval by the stockholders of Nasdaq in a manner that complies with Sections 422 and 162(m) of the Code.

C-1

ANNEX D

THE NASDAQ STOCK MARKET, INC. EQUITY INCENTIVE PLAN
(AS AMENDED 2/14/2001)

SECTION 1. PURPOSE.

        The purposes of The Nasdaq Stock Market, Inc. Equity Incentive Plan (the "Plan") are to promote the interests of The Nasdaq Stock Market, Inc. (the "Company") and its stockholders by (i) attracting and retaining key employees, consultants and non-employee directors of the Company and its Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company and (iv) linking compensation to the long-term interests of stockholders. From and after the time the Company becomes "publicly-held" within the meaning of Section 162(m) of the Code, the Board may determine that the Plan is intended, to the extent applicable, to satisfy the requirements of Section 162(m) and the Plan shall be interpreted in a manner consistent with the requirements thereof.

SECTION 2. DEFINITIONS.

        As used in the Plan, the following terms shall have the meanings set forth below:

        (a)  "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest and (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, in each case as determined by the Committee.

        (b)  "Award" shall mean any Option, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted under the Plan.

        (c)  "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, in the discretion of the Company, be transmitted electronically to any Participant, but need not be executed or acknowledged by a Participant.

        (d)  "Board" shall mean the Board of Directors of the Company.

        (e)  "Cause" shall mean, unless otherwise defined in the applicable Award Agreement or an employment agreement between the Participant and the Company, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Affiliates, (ii) the embezzlement or misappropriation of funds or property of the Company or its Affiliates by the Participant, or the conviction of the Participant of a felony or the entrance of a plea of guilty or nolo contendere by the Participant to a felony, (iii) the willful failure or refusal by the Participant to substantially perform his or her duties or responsibilities that continues after being brought to the attention of the Participant (other than any such failure resulting from the Participant's incapacity due to Disability), or (iv) the violation by the Participant of any restrictive covenants entered into between the Participant and the Company or the Company's Guidelines for Appropriate Conduct as described in the Company's Employee Handbook, or the Company's Code of Conduct. Any determination of Cause shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

        (f)    "Change in Control" means the first to occur of any one of the events set forth in the following paragraphs:

          (i)    any "Person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any entity owned, directly or indirectly, by the stockholders of the

  Company in substantially the same proportions as their ownership of Shares, and (D) the National Association of Securities Dealers, Inc.), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly (not including any securities acquired directly (or through an underwriter) from the Company or its Affiliates), of 25% or more of the Company's then outstanding Shares;

          (ii)  the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the effective date (as provided in Section 13(a) of the Plan), were members of the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended;

          (iii)  there is consummated a merger or consolidation of the Company with any other corporation or the Company issues Shares in connection with a merger or consolidation of any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation that would result in the Shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the Company's then outstanding Shares or 50% of the combined voting power of such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "Person" (as defined below), directly or indirectly, acquired 25% or more of the Company's then outstanding Shares (not including any securities acquired directly (or through an underwriter) from the Company or its Affiliates); or

          (iv)  the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        (g)  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

        (h)  "Committee" shall mean a committee of the Board designated by the Board to administer the Plan. From and after the time that the Shares are registered pursuant to Section 12 under the Exchange Act, unless otherwise determined by the Board, the Committee shall be composed of not less than the minimum number of persons from time to time required by Section 16 and Section 162(m), each of whom, to the extent necessary to comply with Section 16 and Section 162(m) only, is a "Non-Employee Director" and an "Outside Director" within the meaning of Section 16 and Section 162(m), respectively.

        (i)    "Disability" shall mean, unless otherwise defined in the applicable Award Agreement or an employment agreement between the Participant and the Company, a disability that would qualify as such under the Company's then current long-term disability plan.

        (j)    "Eligible Recipient" shall mean an officer, director, employee, consultant or adviser of the Company or of any Affiliate.

        (k)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (l)    "Fair Market Value" with respect to the Shares, as of any date, shall mean the fair market value of a Share as determined by the Committee in its sole discretion; provided that (i) if the Shares are admitted to trading on a national securities exchange, fair market value shall be the closing sale price at the regular trading session reported for such share on such exchange on the last day preceding such date on which sale was reported or (ii) if the Shares are admitted to trading on Nasdaq or other comparable market system, fair market value shall be the closing sale price at the regular trading session reported on such system on the last date preceding such date on which a sale was reported.

        (m)  "Incentive Stock Option" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

        (n)  "Non-Qualified Stock Option" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

        (o)  "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

        (p)  "Other Stock-Based Award" shall mean any award granted under Section 8 of the Plan.

        (q)  "Parent" shall have the meaning set forth in Section 424(e) of the Code.

        (r)  "Participant" shall mean any Eligible Recipient who receives an Award under the Plan.

        (s)  "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

        (t)    "Restoration Option" shall mean a stock option granted pursuant to Section 6(f).

        (u)  "Restricted Stock" shall mean any Share granted under Section 7 of the Plan.

        (v)  "Restricted Stock Unit" shall mean any unit granted under Section 7 of the plan.

        (w)  "Retirement" shall mean, unless otherwise defined in the applicable Award Agreement or an employment agreement between the Participant and the Company, retirement of a Participant from the employ or service of the Company or any of its Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such date as the Participant has both attained the age of 55 years and has 10 years of employment with the Company.

        (x)  "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

        (y)  "Section 16" shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

        (z)  "Section 162(m)" shall mean Section 162(m) of the Code and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

        (aa) "Shares" shall mean shares of the common stock, $.01 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

        (bb) "Subsidiary" shall have the meaning set forth in Section 424(f) of the Code.

        (cc) "Substitute Awards" shall mean Awards solely granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

SECTION 3. ADMINISTRATION.

        (a)  Authority of Committee. The Plan shall be administered by the Committee or, in the Board's sole discretion, by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

        (b)  Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including any Eligible Recipient, Participant or any holder or beneficiary of any Award.

        (c)  Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to Section 16.

        (d)  No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

SECTION 4. SHARES AVAILABLE FOR AWARDS.

        (a)  Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be 20,000,000 and the number of Shares with respect to which Awards (other than Options) may be granted under the Plan shall be 2,500,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(b), from and after the date that the Plan is intended to comply with the requirements of Section 162(m), no Participant may receive Awards under the Plan in any calendar year that relate to more than 1,000,000

Shares, except during the first year of the Plan, in which case no Participant may receive Awards that relate to more than 2,000,000 Shares.

        (b)  Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable:

          (i)    adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (B) the maximum number of Shares subject to an Award granted to a Participant pursuant to Section 4(a), (C) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (D) the grant or exercise price with respect to any Award;

          (ii)  if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or

          (iii)  if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that, unless otherwise determined by the Committee, (A) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, and (B) with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m).

        (c)  Substitute Awards. Any Shares underlying Substitute Awards shall not be counted against the Shares available for Awards under the Plan.

        (d)  Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. ELIGIBILITY.

        Any Eligible Recipient shall be eligible to be designated a Participant.

SECTION 6. STOCK OPTIONS.

        (a)  Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the option price and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options; provided that only employees of the Company or any Parent or Subsidiary may be granted Incentive Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

        (b)  Exercise Price. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted. Except in the case of Substitute Awards, the exercise price of an Option may not be less than the Fair Market Value on the date of grant of such Option.

        (c)  Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable; provided that (to the extent required at the time of grant by California "blue sky" laws), Options granted to individuals other than officers, directors or consultants of the Company shall be exercisable at the rate of at least 20% per year over five years from the date of grant. Notwithstanding the foregoing, an Option shall not be exercisable after the expiration of 10 years from the date such Option was granted.

        (d)  Early Exercise. The Committee may provide at the time of grant or any time thereafter, in its sole discretion, that any Option shall be exercisable that otherwise would not then be exercisable, provided that, in connection with such exercise, the Participant enters into a form of Restricted Stock Award Agreement approved by the Committee.

        (e)  Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price is received by the Company. Such payment may be made in cash, or its equivalent, or by exchanging Shares owned by the Participant for at least six months (which are not the subject of any pledge or other security interest), or through any broker's cashless exercise procedure approved by the Committee, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price.

        (f)    Restoration Options. In the event that any Participant delivers Shares in payment of the exercise price of any Option granted hereunder in accordance with paragraph (e) above, the Committee shall have the authority to grant or provide for the automatic grant of a Restoration Option to such Participant. A Restoration Option shall entitle the Participant to purchase a number of Shares equal to the number of Shares delivered upon exercise of the original Option and, in the discretion of the Committee, the number of shares, if any, tendered to the Company to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Restoration Option shall have a per share exercise price of not less than 100% of the Fair Market Value of a Share on the date of grant of such Restoration Option, a term not longer than the remaining term of the original Option at the time of exercise thereof, and such other terms and conditions (including provisions relating to forfeiture of such Restoration Options in the event that specified share ownership is not maintained) as the Committee in its sole discretion shall determine.

SECTION 7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

        (a)  Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards. Notwithstanding the foregoing (to the extent required at the time of grant by California "blue sky" laws), the purchase price per share of Restricted Stock, if any, shall not be less than 85% of the Fair Market Value per Share (100% in the case of 10% stockholders) on such date or at the time the purchase is consummated.

        (b)  Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

        (c)  Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

        (d)  Dividends and Distributions. Dividends and other distributions paid on or in respect of Restricted Stock or Restricted Stock Units may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

SECTION 8. OTHER STOCK-BASED AWARDS.

        The Committee shall have authority to grant to Participants an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 or 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 9. TERMINATION OF EMPLOYMENT/SERVICE.

        The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment/service, including a termination by the Company without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement. In addition, prior to the termination of all transfer restrictions applicable to the Shares described in the Private Placement Memorandum dated March 10, 2000, upon a termination of employment/service the Company shall have a repurchase right with respect to any Shares acquired upon exercise or settlement of an Award equal to the Fair Market Value on the date of repurchase.

SECTION 10. CHANGE IN CONTROL.

        Upon a Change in Control occurring, all Awards of Options or Restricted Stock that would otherwise have become vested in the one-year period following the Change in Control had the Participant remained employed during that one year period shall vest immediately, and in the case of such vested Awards that are Options, become exercisable in accordance with their terms. In the event that the employment of the Participant is terminated by the Company other than for Cause within the one year period following the Change in Control, or in such other circumstances as provided in the Award, all other remaining Awards of Options or Restricted Stock, as the case may be, shall vest immediately upon such a termination and, in the case of such vested Awards that are Options, become immediately exercisable in accordance with their terms.

SECTION 11. AMENDMENT AND TERMINATION.

        (a)  Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without requisite stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply. In addition, the Committee may amend the Plan or any portion thereof at any time to (i) cure any ambiguity or to correct or supplement any provision of the Plan which may be defective or inconsistent with any other provision of the Plan or (ii) make any other provisions in regard to matters or questions arising under the Plan which the Committee may deem necessary or desirable and which, in the judgment of the Committee, is not material; provided that no such amendment shall be made without requisite stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board or the Committee deems it necessary or desirable to comply.

        (b)  Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary; and provided further that the Committee shall not have the power to amend the terms of previously granted Awards to reduce, or cancel such Awards and grant substitute Awards which would have the effect of reducing the exercise price except pursuant to paragraph (c) below.

        (c)  Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless otherwise determined by the Committee, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) to the extent Section 162(m) applies to an Award.

SECTION 12. GENERAL PROVISIONS.

        (a)  Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

        (b)  Transferability. Except as provided below, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. Notwithstanding the foregoing, a Participant may transfer any vested Award, other than an Incentive Stock Option, to members of his or her immediate family (defined as his or her spouse, children or grandchildren) or to one or more trusts for the exclusive benefit of such immediate family members or partnerships in which such immediate family members are the only partners if the Award Agreement so provides, the transfer is approved by the Committee and the Participant does not receive any consideration for the transfer. Any such transferred Award shall continue to be subject to the same terms and conditions that were applicable to such Award immediately prior to its transfer (except that such transferred Award shall not be further transferable by the transferee).

        (c)  No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Non-Employee Directors, consultants, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

        (d)  Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange or interdealer market system upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the

Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (e)  Stockholders Agreement. The Committee may require that a Participant, as a condition of the grant or exercise of an Award, execute a stockholders agreement containing terms and conditions generally applicable to some or all of the stockholders of the Company.

        (f)    Withholding. A participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide in an Award Agreement that a Participant can satisfy the foregoing requirement by electing to have the Company withhold Shares having a Fair Market Value equal to the minimum amount of tax required to be withheld.

        (g)  Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Award Agreement shall prevail.

        (h)  No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

        (i)    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

        (j)    No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

        (k)  Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

        (l)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        (m)  Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

        (n)  No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

        (o)  No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

        (p)  Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        (q)  Information Provided to Participants. The Company shall provide financial statements to Participants at least annually and such other information as may be required by law.

SECTION 13. TERM OF THE PLAN.

        (a)  Effective Date. The Plan shall be effective as of December 5, 2000.

        (b)  Expiration Date. No new Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

Please mark your votes as indicated in this example	☒
		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS Nominees: 01 Dr. Josef Ackermann 02 F. Warren Hellman 03 Richard G. Ketchum 04 Thomas G. Stemberg 05 Thomas W. Weisel 06 Mary Jo White	☐	☐	2.	APPROVAL OF THE AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION	☐	☐	☐	3.	APPROVAL OF THE AMENDMENT TO EQUITY INCENTIVE PLAN	☐	☐	☐
											FOR	AGAINST	ABSTAIN
									4.	APPOINTMENT OF INDEPENDENT AUDITORS	☐	☐	☐
Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
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the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Telephone
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Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

THE NASDAQ STOCK MARKET, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 22, 2002 SOLICITED
BY THE BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Edward S. Knight, Executive Vice President and General Counsel of the Nasdaq Stock Market, Inc. ("Nasdaq"), and Joan C. Conley, Senior Vice President and Secretary of Nasdaq, or either of them individually and each of them with the full power of substitution, as proxy for the undersigned for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Stockholders of Nasdaq, to be held on the 22nd day of May, 2002, at 10:00 a.m., local time, at the Nasdaq MarketSite, 43rd Street and Broadway, New York, New York, 10036, and at any postponements or adjournments thereof, and to vote all of the shares of Common Stock and Series B Preferred Stock that the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The Board of Directors recommends a vote for approval of each of Nasdaq's nominees for Director and for each of the proposals 2, 3, and 4 set forth on the reverse side.

        The Board of Directors has fixed the close of business on March 28, 2002, as the record date for the determination of Stockholders entitled to vote at the meeting. Only Stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR APPROVAL OF EACH OF NASDAQ'S NOMINEES FOR DIRECTOR, FOR APPROVAL OF EACH OF THE PROPOSALS 2, 3, AND 4 SET FORTH ON THE REVERSE SIDE AND IN THEIR DISCRETION WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING.

        THE SAID PROXY PRESENT AT SAID MEETING MAY EXERCISE ALL THE POWERS HEREUNDER. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING PROXY STATEMENT.

(Continued and to be dated on the other side)

FOLD AND DETACH HERE

You can now access your The Nasdaq Stock Market, Inc. account online.

Access your The Nasdaq Stock Market, Inc. shareholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC, agent for The Nasdaq Stock Market, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS—
Establish a PIN
You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Investor ID available to establish a PIN. Contact Mellon Investor Services at 1-888-305-3741 to obtain your Investor ID.
• Investor ID
• PIN
• Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.
Step 2: Log in for Account Access
You are now ready to log in. To access your account please enter your:
• Investor ID
• PIN
• Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.
Step 3: Account Status Screen
You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.
• Certificate History
• Book-Entry Information
• Issue Certificate
• Payment History
• Address Change
• Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time